Execution Version AGREEMENT FOR THE PROVISION OF A LOAN FACILITY OF UP TO EUR 50,000,000 Dated 23 December 2025 Between KREOS CAPITAL VII (UK) LIMITED, a company incorporated in England and Wales under registration number 13611522 whose registered office is at 8 Sackville Street, London, England, W1S 3DG (the “Lender”, which expression shall include its successors, assigns and transferees); and IQM FINLAND OY, a company incorporated in Finland under business identity code 2912625-6 whose registered office is at Keilaranta 19, 02150 Espoo, Finland (the “Borrower”). WHEREAS: 1. The Borrower wishes to borrow up to the Total Loan Facility (as defined below) and the Lender wishes to make the Total Loan Facility available to the Borrower on the terms of this agreement (this “Loan Agreement”); and 2. The Borrower hereby confirms that on or about the date of this Loan Agreement it shall enter into the Finnish Security Agreement as security for the obligations of the Borrower and the Group Companies under the Loan Documents (other than the Warrant Agreement). LOAN FACILITY TERMS: Total Loan Facility Up to EUR 50,000,000 to be drawn down as follows: (i) EUR 5,000,000 to be drawn down in one (1) Tranche after the date of this Loan Agreement up to and including the relevant Expiry Date (“Loan Amount 1”), for which, notwithstanding Clause 3.2.1, the Drawdown Notice may be provided on or before 2 January 2026; and (ii) up to EUR 45,000,000 to be drawn down in one (1) or more Tranches, subject to the relevant Minimum Drawdown Amount, after the date of this Loan Agreement up to and including the relevant Expiry Date (“Loan Amount 2”). Expiry Date Subject to Clause 3.4, in relation to the ability to drawdown: (i) a Tranche of Loan Amount 1,15 January 2026; and (ii) a Tranche of Loan Amount 2, 31 July 2026. Advance Payments In relation to each Tranche, the repayment amount (comprising principal and interest) for the last Month of the Loan Term as set out in the relevant Repayment Schedule. Loan Term In relation to each Tranche, the Interest Only Period followed by thirty (30) Monthly payments of principal and interest. Transaction Fee EUR 750,000, constituting one point five (1.5) per cent. (1.5%) of the Total Loan Facility, payable upon the drawdown of Loan Amount 1 by deducting the amount of the Transaction Fee from proceeds of the Loan Amount 1 to be credited to the account of the Borrower. End of Loan Payments In relation to each Tranche, one point two five (1.25) per cent. (1.25%) of the amount drawn down under the relevant Tranche.

Minimum Drawdown Amount The lower of: (i) EUR 5,000,000; or (ii) the amount of the relevant Tranche remaining available for Drawdown. 1. DEFINITIONS In this Loan Agreement, including the recitals set out above, unless otherwise defined: 1.1 “Advance Payment” has the meaning given in Clause 5.3 and is in the amount set forth in the Loan Facility Terms; 1.2 “Affiliate” means, in relation to any person, (i) any other person directly or indirectly owned by or controlled by or is under common control with such person including subsidiaries; (ii) any person that directly or indirectly owns or controls such person including holding companies; or (iii) the limited and general partners of such person and the limited and general partners of, and any person or entity controlling (either directly or through an entity controlled by such person or entity), such limited or general partners; or (iv) any other person managed by the same management company of such person; “Anti-Corruption Laws” means the UK Bribery Act 2010, the US Foreign Corrupt Practices Act 1977 and/or any other applicable law or other similar legislation in other jurisdictions which prohibits the conferring of any gift, payment, or other benefit in each case as amended, reenacted, consolidated or replaced; 1.4 “Anti-Money Laundering Laws” means any and all laws applicable to the Borrower or any other Group Company from time to time concerning or relating to terrorism financing or money laundering; 1.5 “Applicable Interest Rate” has the meaning given in Clause 6.2; 1.6 “Budget” has the meaning given in Clause 8.1.15; 1.7 “Business Day” means any day on which banks are generally open for business in London and Helsinki, other than a Saturday or Sunday; 1.8 “Change of Control” has the meaning as given in Clause 9.1.13; 1.9 “Cash” means, at any time, any unrestricted cash in hand or at bank and (in the latter case) credited to an account in the name of the Borrower and to which the Borrower is alone beneficially entitled and for so long as: (i) that cash is repayable on demand; (ii) repayment of that cash is not contingent on the prior discliarge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (iii) there is no Security Interest over that cash except for any Permitted Security Interests; and (iv) the cash is freely and immediately available to be applied in repayment or prepayment of the Loan; 1.10 “Charged Assets” means the assets and undertaking of a Group Company charged or to be charged to the Lender from time to time pursuant to the Security and Guarantee Documents; 1.11 “Code” has the meaning given in Clause 15.7; 1.12 “Competitor” means any of the following; (i) Huawei; (ii) Ali Baba; (iii) IBM; (iv) Google; (v) Intel; (vi) SeeQC; (vii) Oxford Quantum Circuits; (viii) Alice&Bob; (i) Orange Quantum Systems; (x) D-Wave; (xi) Rigetti; (xii) Quantum Circuits Inc; (xiii) Bleximo; (xiv) AWS; (xv) lonQ; (xvi) Pasqal;

Docusign Envelope ID: F524BDF2-5B2A-4D07-92ED-131C5BA4CB1A

(xvii) AQT;

(xviii) Microsoft;

(xix) Terra Quantum;

(xx) Baidu;

(xxi) Origin Quantum Computing Technology Co., Ltd.;

(xxii) Algorithmiq;

(xxiii) Phasecraft;

(xxiv) Quantum Computing Inc;

(xxv) Zurich Instruments;

(xxvi) Quantware;

(xxvii) QPI Quantum Pvt Ltd. (India);

(xxviii) Atlantic Quantum;

(xxix) Anyon Computing Inc.;

(xxx) Xanadu;

(xxxi) QC Ware;

(xxxii) Quantinuum;

(xxxiii) Keysight;

(xxxiv) Quantum Machines;

(xxxv) Qblocks;

(xxxvi) Fujitsu;

(xxxvii) Qedma; and

(xxxviii) NVIDIA;

1.13 **"Confidential Information"** means all information relating to any Group Company, the Loan Documents or a Loan of which the Lender becomes aware or which the Lender receives in its capacity as the Lender from any member of the Group or any of its advisers in whatever form but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by the Lender of this Loan Agreement; (ii) is identified in writing at the time of delivery as non-confidential by any Group Company or any of its advisers; or (iii) is known by the Lender before the date the information is disclosed to it or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

1.14 **"Covered Foreign Person"** means a 'covered foreign person' as defined in 31 C.F.R. Part 850 – Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern under the final regulations issued by the U.S. Department of the Treasury pursuant to the Outbound Investment Security Program;

1.15 **"Default"** means an Event of Default or any event or circumstance specified in Clause 9 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Loan Documents or any combination of the foregoing) be an Event of Default;

1.16 **"Designated Jurisdiction"** means, at any time, any country, region or territory which is itself the subject or target of any Sanctions (which shall include, without limitation, as at the date of this Loan Agreement Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, the so-called Donetsk People's Republic and Luhansk People's Republic) broadly restricting or prohibiting dealings in or involving such country or territory;

1.17 **"Dispute"** has the meaning given in Clause 15.20;

1.18 **"Distressed Debt Investor"** means any private equity fund, hedge fund or other person, in each case whose principal business, material activity or primary purpose of any of its investment strategies is the purchase of loan or debt securities, in particular distressed loans or other distressed debt securities, in each case with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly), provided that (i) any person which is authorised by a competent financial services regulator as a deposit taking bank shall not be a Distressed Debt Investor and (ii) the Lender shall not be regarded as a Distressed Debt Investor;

1.19 **"Drawdown"** means the drawdown of a Tranche;

1.20 **"Drawdown Account"** means the bank account held in the name of the Borrower at Danske Bank with IBAN number: FI 80 8146 9710 2151 94 and BIC/SWIFT: DABAFIHH;

1.21 **"Drawdown Date"** means, subject to Clauses 3.2.1 and 3.2.2, the date specified by the Borrower in the relevant Drawdown Notice or as may be otherwise agreed in writing by the Borrower and the Lender;

1.22 **"Drawdown Notice"** means a drawdown notice served in accordance with Clause 3.2 in the form attached to this Loan Agreement as Schedule A (as may be amended with the prior written consent of the Lender);

3

1.23 “End of Loan Payment” means the End of Loan Payment in the amount set forth in the Loan Facility Terms; 1.24 “Environmental Law” means any applicable law or regulation which relates to the pollution of protection of the environment, the conditions of the workplace or the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment including, without limitation, any waste; 1.25 “Event of Default” means any of the events or circumstances described in Clause 9 and any other events or circumstances designated as an “Event of Default” by the Lender and the Borrower in writing from time to time; 1.26 “Expiry Date” means the relevant date(s) in relation to the ability to draw’ down a Tranche set forth in the Loan Facility Terms; 1.27 “Facility Office” means the office or offices notified by the Lender to the Borrower in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Loan Agreement; 1.28 “FATCA” means (i) sections 1471 to 1474 of the Code or any associated regulations; (ii) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (i) above; or (iii) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction; 1.29 “FATCA Application Date” means (i) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources with-in the US), 1 July 2014; or (ii) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (i), the first date from which such payment may become subject to a deduction or withholding required by FATCA; 1.30 “FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA; 1.31 “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction; 1.32 “Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, be treated as a finance or capital lease; 1.33 “Financial Indebtedness” means (i) monies borrowed and debit balances at banks or other financial institutions; (ii) finance or capital leases; (iii) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (iv) other transactions or arrangements having the commercial effect of borrowing; (v) the marked to market value of derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price; (vi) counter-indemnity obligations in respect of guarantees or other instruments issued by a bank or financial institution; (vii) any acceptance under any acceptance credit or bill discounting facility, (viii) any amount of any liability under an advance or deferred purchase agreement if the primary reason is to raise finance or to finance an acquisition or construction of the asset or service in question or the agreement is in respect of the supply of assets or services (ix) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the expiry of the Loan Term and (x) liabilities under guarantees or indemnities for any of the obligations referred to in items (i) to (x); 1.34 “Financial Covenant” has the meaning given in Clause 8.2; 1.35 “Financial Statements” means, in relation to the Borrower, the audited consolidated financial statements of the Group for the period ended 31 December; 1.36 “Finnish Business Mortgage Act” means the business mortgage act (Fi: yrityskiinnityslaki, 634/1984, as amended); 1.37 “Finnish Security Agreement” means the Finnish law security agreement dated on or about the date of this Loan Agreement pursuant to which the Borrower grants security over its movable business assets by way of a business mortgage (Fi: yrityskiinnitys) in favour of the Lender, in the agreed form; 1.38 “German Bank Account Pledge Agreement” means the bank account pledge agreement pursuant to which the German Subsidiary grants the Lender a pledge over its bank account(s) located in Germany (Kontoverpfaendung) as security for the German Subsidiary’s obligations under the German Guarantee Agreement, in the agreed form; 1.39 “German Global Assignment Agreement” means the global assignment agreement pursuant to which the German Subsidiary assigned all its respective trade and other receivables to the Lender as security (Globalzession) for the German Subsidiary’s obligations under the German Guarantee Agreement, in the agreed form; 1.40 “German Guarantee Agreement” means the guarantee agreement pursuant to which the German Subsidiary shall guarantee the obligations of the Borrower under this Loan Agreement subject to any financial assistance or corporate benefit restrictions arising under applicable law, in the agreed form; 1.41 “German Security and Guarantee Documents” means the German Bank Account Pledge Agreement, the German Global Assignment Agreement and the German Guarantee Agreement; 1.42 “German Subsidiary” means IQM Germany GmbH, a company incorporated in Germany under registration number HRB 254108 whose registered office is at Georg-Brauchle-Ring 23-25, 80992 Munchen, Germany; 1.43 “Group” means (i) the Borrower and its direct and indirect subsidiaries including, but not limited to, the Subsidiaries, (ii) any holding company of the Borrower, and (iii) any direct and indirect subsidiaries of such holding companies from time to time and “Group Company” means any member of the Group; 1.44 “Increased Cost” means (i) a reduction in the rate of return from the Loan Facility or on the Lender’s overall capital, (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Loan Document (excluding the Warrant Agreement), which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into any Loan or funding or performing its obligations under any Loan Document (excluding the Warrant Agreement); 1.45 “Initial Security and Guarantee Documents” means the documents listed in Schedule B and dated on or about the date of this Loan Agreement or delivered as conditions subsequent to this Loan Agreement pursuant to Clause 3.6; 1.46 “Intellectual Property” means copyrights and related rights (including, without limitation, rights in computer software), patents, supplementary protection certificates, utility models, trade marks, trade names, sendee marks, domain name registrations, registered and unregistered rights in designs, database rights, semi-conductor topography rights, plant variety rights, rights protectable by the law of passing off or by laws against unfair competition, rights in undisclosed or confidential information (such as know how, trade secrets and inventions (whether patentable or not)), and other similar intellectual property rights (whether registered or not) and applications for such rights as may exist anywhere in the world; 1.47 “Interest Only Period” means the period ending on (and including) 31 December 2026; 1.48 “Interim Payment” means the payment in respect of the period from each Drawdown Date (where the Drawdown Date is not the first day of a calendar month) to the First Monthly Repayment Date being the amount of interest accruing at the Applicable Interest Rate on the amount drawn down for the period from and including the Drawdown Date to the First Monthly Repayment Date; 1.49 “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity; 1.50 “Legal Reservations’ means: (i) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (ii) the time barring of claims and defences of set-off or counterclaim; (iii) similar principles, rights and defences under the laws of any relevant jurisdiction; and (iv) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion issued in connection with any Loan Document; 1.51 “Loan” means any loan to be made in accordance with the terms of this Loan Agreement; 1.52 “Loan Documents” means collectively this Loan Agreement, the Warrant Agreement, the Security and Guarantee Documents, the Repayment Schedule and any other agreement designated as a “Loan Document” by the Lender and the Borrower in writing from time to time; 1.53 “Loan Facility” means the loan facility set out in this Loan Agreement; 1.54 “Loan Facility Terms” means the certain terms applicable to the Loan Facility as set forth under the heading Loan Facility Terms at the beginning of this Loan Agreement; 1.55 “Loan Term” means with respect to each Tranche, the period set forth in the Loan Facility Terms (or such other period as may be agreed by the Lender and the Borrower in writing); 1.56 “Material Adverse Change” means (i) a material adverse change in the business, operations, or financial condition of the Group (taken as a whole) (for clarity, initiating change negotiations (in Finnish: muutosneuvottelut) for financial and production-related grounds is not considered a Material Adverse Change); (ii) a material adverse effect on the ability of a Group Company to pay any portion of its payment obligations under any of the Loan Documents in full or otherwise on the ability of a Group Company to perform its material obligations under the Loan Documents; or (iii) subject to Legal Reservations and Perfection Requirements a material adverse effect on the validity, legality and enforceability of, or the effectiveness or ranking of the Lender’s Security Interest in the Charged Assets or the rights or remedies of the Lender under any of the Loan Documents; 1.57 “Minimum Drawdown Amount” means the minimum amount permitted to be drawn down in each Tranche and is the amount set forth in the Loan Facility Terms; 1.58 “Month” and “Monthly” means, in relation to any period for the accrual of commission or fees, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; 1.59 “Monthly Repayment Date” means the first day of a calendar month, and “First Monthly Repayment Date” shall mean the first Monthly Repayment Date being either (i) the first Drawdown Date (where the Drawdown Date is the first day of a calendar month); or (ii) the first day of the next calendar month following the first Drawdown Date (where the first Drawdown Date is not the first day of a calendar month); 1.60 “Notice” has the meaning given in Clause 14.1; 1.61 “Party” means a party to this Loan Agreement; 1.62 “Perfection Requirements” means the making or the procuring of the appropriate recordings, registrations, filings, deliveries, endorsements, notarisations, stampings, and/or notifications of the Security Agreement and/or the Security Interests created thereunder to the Lender in order to achieve the relevant priority for such Security Interest or for the validity and enforceability thereof, including without limitation the deliveiy of physical possession of the relevant share certificates, the giving or procuring the giving of the appropriate notices and payment of associated fees; 1.63 “Permitted Buyback” means any secondary transaction referred to in clause 8.1.2 of the investment agreement entered into between the Borrower and certain of its shareholders dated 11 March 2025, including a substantially similar Secondary Transaction (as defined therein) whereby the Borrower purchases the referenced common shares from existing shareholders and issues new Series B shares to the relevant buyers; 1.64 “Permitted Financial Indebtedness” has the meaning given to that term in Clause 8.1.23; 1.65 “Permitted Guarantee” has the meaning given to that term in Clause 8.1.33; 1.66 “Permitted Security Interests” means (i) a Security Interest provided to the Lender under this Loan Agreement or any Security and Guarantee Document; (ii) any lien arising by operation of law; (iii) Security Interests arising in the ordinary course of trading (including without limitation any security deposits with landlords, retention of title arrangements, hire purchase or conditional sale arrangements with suppliers or similar in each case on standard or usual terms and not arising as a result of any default or omission by any Group Company); (iv) any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (v) any payment or close out netting or set-off arrangement pursuant to any hedging permitted under this Loan Agreement, but excluding any Security Interest under a credit support arrangement in relation to a hedging transaction;

(vi) any Security Interest over or affecting any asset acquired by Group Company after the date of this Loan Agreement if: (a) the Security Interest was not created in contemplation of the acquisition of that asset by a Group Company; (b) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Company; and (c) the Security Interest is removed or discharged within two (2) Months of the date of acquisition of such asset; (vii) any Security Interest over or affecting any asset of any company which becomes a Group Company after the date of this Loan Agreement, where the Security Interest is created prior to the date on which that company becomes a Group Company, if: (a) the Security Interest was not created in contemplation of the acquisition of that company; (b) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (c) the Security Interest is removed or discharged within two (2) Months of that company becoming a Group Company; and (viii) the business mortgages in relation to which business mortgage notes have been issued in the aggregate principal amount of EUR 27,700,000 pledged by the Borrower in favour of Danske Bank A/S and/or Finnvera plc securing the indebtedness referred to in paragraphs (iii) and (vii) of Clause 8.1.23; 1.67 “Register” has the meaning given in Clause 15.7; 1.68 “Qualifying Lender” means the Lender or a new Lender which is beneficially entitled to interest payable to it in respect of the Loan and, in relation to the Borrower is: (i) resident for tax purposes in Finland and to whom interest may be paid by the Borrower without a Tax deduction under Finnish law; or (ii) a Treaty Lender; 1.69 “Related Fund” in relation to a fund or account (the “first fund”), means: (i) a fund or account which is managed or advised by the same investment manager or investment adviser as the first fund; or (ii) if it is managed by a different investment manager or investment adviser, a fund or account whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund; or (iii) that investment manager or investment adviser itself, and in respect of the Lender shall include funds and accounts under management or advised by BlackRock Investment Management (UK) Limited—Private Debt—EMEA Venture and Growth Lending Group and its Affiliates and Alternative Investment Fund Managers of the Lender; 1.70 “Repayment Schedule” has the meaning given in Clause 5.1.1; 1.71 “Repeating Representations” means each representation set forth in Clause 7 other than Clauses 7.1.3, 7.1.11,7.1.12,7.1.13, 7.1.26 and 7.1.30; 1.72 “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian; 1.73 “Sanctioned Person” means, at any time, any person, organisation or vessel that is: (i) listed on a Sanctions List; (ii) a government of a Designated Jurisdiction; (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Designated Jurisdiction; (iv) located, organised, operating from, incorporated or resident in a Designated Jurisdiction; (v) any person owned or controlled by any such person or persons described in (i)—(iv) above; or (vi) otherwise a target of any Sanctions, or is acting on behalf of any of the persons listed in paragraphs (i)—(v) above, for the purposes of evading or avoiding, or having the intended effect of or intending to evade or avoid, or facilitating the evasion or avoidance of, any Sanctions; 1.74 “Sanctions” means all economic or financial sanctions, regulations, sectoral sanctions, secondary sanctions, trade embargoes or other restrictive measures enacted, implemented, imposed, administered or enforced from time to time by any Sanctions Authority; 1.75 “Sanctions Authority” means any agency or person which is duly appointed, empowered or authorised to enact, administer, implement and/or enforce Sanctions, including (without limitation): (i) the United Nations Security Council; (ii) the European Union or any of its member states; (iii) the United States government, including the United States Department of the Treasury (including the Office of Foreign Assets Control), the United States Department of State and the United States Department of Commerce; and (iv) the United Kingdom government, including HM Treasury, the Foreign, Commonwealth and Development Office and the Department for Business, Energy & Industrial Strategy, including, in each case, any successor, replacement or other governmental institution or agency of the foregoing; 1.76 “Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the EU Consolidated List of Financial Sanctions Targets, the Consolidated List of Financial Sanctions Targets issued by HM Treasury, or any similar list issued or maintained and made public by any Sanctions Authority each as amended, supplemented and/or substituted from time to time; 1.77 “Security Coverage” has the meaning given in Clause 8.1.28;

1.78 “Security and Guarantee Documents” means the Initial Security and Guarantee Documents, and any other applicable document, in the agreed form, evidencing the security over assets of the Borrower (or any Group Company), or any document entered into by the Borrower (or any Group Company) creating a Security Interest, guarantee and/or indemnity in favour of the Lender or otherwise designated as a Security and Guarantee Document; 1.79 “Security Interest” means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, hypothecation, assignment by way of security or otherwise, trust arrangement, title retention or encumbrance or enforceable right of a third party, any other type of security interest or preferential arrangement having a similar effect to any of the foregoing or in the nature of security of any kind whatsoever and in any jurisdiction; 1.80 “Security Period” means the period commencing on the date of this Loan Agreement and ending on the date upon which the Borrower shall have indefeasibly performed all its obligations (including making all payments) under the Loan Documents (other than the Warrant Agreement( and no amounts are capable of being drawn under the Loan Facility; 1.81 “Security Provider” means a Group Company that has granted a Security Interest under a Security and Guarantee Document; 1.82 “Subsidiaries” means on the date of this Agreement each of: (i) the German Subsidiary; (ii) IQM Singapore Pte. Ltd., a company incorporated in Singapore under registration number 202306515W whose registered office is at 2 Shenton Way, #18-01, SGX Centre I, Singapore 068804; (iii) IQM Polska SP. z.0.0., a company incorporated in Poland under registration number KRS: 0001088774, REGON: 527864066, NIP: 5252993411 whose registered office is at Stanislawa Moniuszki 100-014, Warsaw, Poland; (iv) IQM Quantum Computers S.L., a company incorporated in Spain under registration number NIF: B06968093 whose registered office is at Paseo de la Castellana 200, Madrid 28046-Madrid, Spain; (v) IQM France SAS, a company incorporated in France under registration number SIREN: 908239858 whose registered office is at 29 Rue du Pont 92200 Neuilly- sur-Seine, France; and (vi) IQM US Inc., a company incorporated in the state of Delaware under registration number 93-3741677 whose registered office is at 874 Walker Road, Suite C, City of Dover, County of Kent, DE 19904; (vii) IQM ITALY S.R.L., a company incorporated in Italy under registration number Codice Fiscale/IVA: 14139870969, REA: MI—2763230 whose registered office is at Via Porlezza 12, 20123 Milano Mi, Italy; and (viii) IQM Japan Kabushiki Kaisha, a company incorporated in Japan under registration number 010401-188502 whose registered office is at 3-1-6 Motoazabu, Minato-ku, Tokyo, Japan; 1.83 “Taxes” means all present and future income, value added and other taxes, levies, imposts, duties, deductions, charges and withholdings in the nature of taxes (other than taxes on the profits of the Lender) whatsoever together with interest thereon and penalties with respect thereto made on or in respect thereof and “Tax” shall be construed accordingly; 1.84 “Total Assets” means the total consolidated assets of the Group, as shown in the Borrower’s latest consolidated financial statements from time to time; 1.85 “Total Loan Facility” means the amount set forth in the Loan Facility Terms; 1.86 “Tranche” means an amount drawn down out of the Total Loan Facility7 pursuant to this Loan Agreement; 1.87 “Treaty Lender” means a Lender which is treated as resident in a jurisdiction that has a double taxation agreement (a “Treaty”) with Finland which gives such resident full exemption from tax imposed by Finland on interest; 1.88 “Transaction Fee” means the amount set forth in the Loan Facility Terms; 1.89 “Unpaid Sum” means any sum due and payable but unpaid by any Group Company under any Loan Document (other than the Warrant Agreement); 1.90 “VAT” means: (i) any value added tax imposed by the Value Added Tax Act (in Finnish: Arvonlisaverolaki 30.12.1993/1501); (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(iii) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (i) or (ii) above, or imposed elsewhere; 1.91 “Warrant Agreement” means a warrant agreement, in the agreed form, pursuant to which warrants over shares in the Borrower are to be issued by the Borrower to Kreos Capital VII Aggregator SCSp on the date of this Loan Agreement. 2. INTERPRETATION 2.1 In this Loan Agreement (unless the context requires otherwise) any reference to: 2.1.1 any law or legislative provision includes a reference to any subordinate legislation made under that law or legislative provision before the date of this Loan Agreement, to any modification, re-enactment or extension of that law or legislative provision made before that date and to any former law or legislative provision which it consolidated or re-enacted before that date; 2.1.2 any gender includes a reference to other genders and the singular includes a reference to the plural and vice versa; 2.1.3 a Clause or Schedule is to a clause or schedule (as the case may be) of or to this Loan Agreement; 2.1.4 a “person” shall be construed as including a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons or any country (or state thereof or any agency thereof); 2.1.5 an “amendment” includes a supplement, novation or re-enactment in writing and “amended” is to be construed accordingly; 2.1.6 “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description; 2.1.7 an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation; 2.1.8 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; 2.1.9 “control” means: (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than fifty per cent. (50%) of the maximum number of votes that might be cast at a general meeting of the company; (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or (C) give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or (ii) the holding beneficially of more than fifty per cent. (50%) of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); 2.1.10 “holding company” means, in relation to a person, any other person in respect of which it is a subsidiary; 2.1.11 “subsidiary” means a subsidiary company within the meaning of Chapter 1, sections 5 and 6 of the Finnish Accounting Act (1336/1997); 2.1.12 this Loan Agreement (or to any specified provision of this Loan Agreement), any other document or a provision of any other document, shall be construed as a reference to this Loan Agreement, that document or a provision of that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Loan Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lender; 2.1.13 “other” and “otherwise” are not to be construed ejusdem generis with any foregoing words where a wider construction is possible and “include” and “including”, “in particular”, “for example” or any similar expression are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words; 2.1.14 a document being in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Lender;

2.1.15 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; and 2.1.16 “€” or “EUR” is the official currency of the European Union. 2.2 If a payment date in relation to any payment from the Borrower or any other Group Company under this Loan Agreement or the Security7 and Guarantee Documents falls on a day which is not a Business Day, the relevant payment date shall be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 2.3 A Default (other than an Event of Default) is continuing if it has not been remedied or waived and any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived by the Lender. 2.4 The headings in this Loan Agreement are inserted for convenience only and do not form part of this Loan Agreement and do not affect its interpretation. 2.5 If there is any conflict between the provisions of this Loan Agreement and the provisions of any other Loan Document, the provisions of this Loan Agreement shall prevail. 2.6 A person who is not a Party has no right to enforce or to enjoy the benefit of any term of this Loan Agreement. 3. LOAN FACILITY 3.23 Lender’s Commitment 3.23.1 Subject to Clauses 3.4 and 3.5 below, the Lender shall and agrees hereby to make available to the Borrower the Total Loan Facility under the terms of this Loan Agreement, to be drawn down as set forth in the Loan Facility Terms and in accordance with Clause 3.2. 3.23.2 The Lender shall not be under any commitment to advance the Loan (or any part thereof) after the Expiry Date or upon the earlier termination of the Loan Facility in accordance with Clause 3.4 or on dates other than those specified in the Loan Facility Terms. 3.23.3 The unutilised portion (if any) of the Loan Facility shall be cancelled after the final Expiry Date, whereupon the Total Loan Facility shall be reduced accordingly. 3.23.4 In granting the Loan Facility, the Lender is relying on the representations and warranties contained in Clause 7. 3.23.5 Each Drawdown made under the Loan Facility shall be secured by the Security and Guarantee Documents. 3.24 Date of Advance(s) of the Loan 3.24.1 Subject to Clauses 3.1.2 and 3.2.2, (and subject to the satisfaction of the relevant conditions set forth in Clauses 3.4 and 3.5), each Tranche shall be advanced and made available to the Borrower within thirty (30) days from receipt by the Lender of an executed Drawdown Notice (or such shorter period as the Lender may agree in writing). Each Drawdown Notice must be received by the Lender thirty (30) days prior to the end of the relevant Expiry Date). Each Drawdown Notice shall constitute a separate and independent obligation of the Borrower incorporating the terms of this Loan Agreement. No more than one Drawdown Notice may be served in respect of Loan Amount 1. Once a Drawdown Notice has been delivered to the Lender, it is irrevocable. Each Tranche requested to be advanced pursuant to a Drawdown Notice shall be in an amount equal to or greater than the Minimum Drawdown Amount. 3.24.2 If the Drawdown Date falls on a day which is not a Business Day, the Lender shall only be obligated to pay the relevant Tranche to the Borrower on the next Business Day in that calendar month. Where there is no next Business Day in that calendar month, the Lender shall only be obligated to pay the relevant Tranche to the Borrower on the first Business Day of the next calendar month. 3.25 Method of Disbursement 3.25.1 The payment by the Lender to the Drawdown Account, or to such other bank account as is agreed in writing between the Lender and the Borrower, shall constitute the making of the Loan (or the relevant part thereof). 3.25.2 Any delay or failure by the Lender to fund any loan as a result of a disruption not under the Lender’s control, including, without limitation, due to a cyber-attack, computer hacking or similar event shall not constitute a breach by the Lender of its obligations under this Loan Agreement. 3.26 Termination or Modification of Funding Commitment 3.26.1 The Lender’s commitment to advance each Tranche of the Loan in accordance with the terms of this Loan Agreement is limited in aggregate to the amount of the Total Loan Facility. 3.26.2 The Lender will not be obliged to comply with Clause 3.2 in relation to a Tranche if on either the date of the Drawdown Notice or on Drawdown Date: (1) any event or circumstance occurs which the Lender believes has caused or is reasonably likely to cause a Material Adverse Change; (ii) either the Borrower or any other Group Company or any of their respective shareholders (or any ultimate beneficial owner thereof) is or becomes a Sanctioned Person; (iii) an Event of Default has occurred and is continuing or would result from the borrowing to be made pursuant to the Drawdown Notice; or (iv) the Repeating Representations are not true in all material respects with reference to the circumstances then existing. 3.5 Conditions Precedent requirements relative to the Advance of the Loan 3.5.1 Subject to Clause 3.7, the Lender may not be obliged to fund the initial Drawdown unless the Lender has received, to its satisfaction, the following documents and other evidence on the date of this Loan Agreement or on or prior to the first Drawdown Date (as applicable): the provision of a copy of the resolutions of the Borrower’s board of directors and, to the extent required, shareholders, authorising the transactions contemplated by the Loan Documents (other than the German Guarantee and Security Documents) and the entry into the Loan Documents (other than the German Guarantee and Security Documents) and associated documents, including but not limited to, the Finnish Security Agreement and the Warrant Agreement; (ii) the provision of copies of the constitutional documents of the Borrower; (iii) all necessary consents of shareholders, warrant holders, and other third parties with respect to the entering into of the Loan Documents (other than the German Guarantee and Security Documents) and associated documents, including but not limited to, the Finnish Security Agreement or the Warranty Agreement, have been obtained; (iv) the provision of a certificate of an authorised signatory of the Borrower: (i) confirming that the borrowing of the Loan Facility in full, and any guarantee or security provided for the Loan Facility, would not cause any borrowing or other limit binding on the Borrower to be exceeded; (ii) confirming that each copy document delivered under this Clause 3.5.1 is a true and up to date copy; and (iii) providing a sample of the signature of each person authorised by the resolutions referred to in paragraph (i); (v) the relevant Parties having executed the Finnish Security Agreement and this Loan Agreement and each security notice required to be sent or other documents to be delivered under the Finnish Security Agreement; (vi) evidence that all fees and costs due and payable pursuant to Clauses 10.1 and 10.3.1(i) have been or will be paid by the first Drawdown Date; (vii) delivery to the Lender of the financial model and forecasts for the Group as requested by the Lender; (viii) delivery to the Lender of the most recent management accounts of the Group; (ix) the provision of copies of any policies of insurance maintained by the Borrower or any other Group Company in respect of the Charged Assets; (x) a group structure chart setting out the name and company number of each Group Company; (xi) copies of each intra-Group or other subordinated loan; (xii) all documents, confirmations and evidence required by the Lender to satisfy its “know your customer” requirements or similar identification checks in order to meet its obligations under applicable money laundering, or similar, laws and regulations; and (xiii) any such other documentation in form and substance satisfactory to the Lender as the Lender may request (acting reasonably). 3.5.2 The Borrower on the date of this Loan Agreement shall deliver to Kreos Capital VII Aggregator SCSp a copy of the duly executed Warrant Agreement. 3.5.3 Subject to Clause 3.7, the Lender may not be obliged to fund a second Drawdown unless the Lender has received, to its satisfaction, the following documents and other evidence on the date of this Loan Agreement or on or prior to the second Drawdown Date (as applicable): (i) the provision of a copy of all required corporate approval documents in respect of the German Subsidiary authorising the transactions contemplated by the German Guarantee and Security Documents and the entry into the German Guarantee and Security Documents and associated documents; (ii) the provision of copies of the constitutional documents of the German Subsidiary; (iii) all necessary consents of shareholders and other third parties with respect to the entering into by the German Subsidiary of the German Guarantee and Security Documents and associated documents, have been obtained; (iv) the provision of a certificate of an authorised signatory of the German Subsidiary: (i) confirming that each copy document delivered under this Clause 3.5.3 is a true and up to date copy and (ii) providing a sample of the signature of each person authorised by the resolutions referred to in paragraph 3-5.i(i); (v) the relevant Parties having executed the German Guarantee and Security Documents and each security notice required to be sent or other documents to be delivered under the German Guarantee and Security Documents; 3.5.4 The Lender’s obligation to provide Loan Amount 2 (or any part thereof) is subject to all agreements, documents and instruments delivered to the Lender pursuant to Clause 3.5.1 and Clause 3.5.3 remain in full force and effect or deliveiy by the Borrower of updated versions of such agreement, documents and instruments. 3.6 Conditions Subsequent 3.6.1 The Borrower shall procure that the Lender has received duly executed copies of the German Guarantee and Security Documents on a date no later than 28 February 2026 (or such later date as may be agreed by the Lender and the Borrower in writing). 3.7 Waiver Possibility If the Lender advances all or any part of the Loan to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 3.5 (which the Lender has no obligation to do) the Borrower shall satisfy or procure the satisfaction of such condition or conditions which have not been satisfied within ten (10) Business Days of the Drawdown Date for the first Tranche (or within such longer period as the Lender may agree or specify in waiting), provided, that the Lender at its discretion may waive the satisfaction of any condition, in whole or in part and with or without conditions, without prejudicing the Lender’s right to require subsequent fulfilment of such conditions. 3.8 Use of Funds and Charged Assets 3.8.1 Unless the Lender shall otherwise agree in writing, the Borrower shall use the Loan solely for the purpose of general working capital. The Lender shall not be under any obligation to concern itself with the application of the Loan. 3.8.2 The Charged Assets charged to the Lender pursuant to the Security and Guarantee Documents shall, subject to any financial assistance or corporate benefit restrictions arising under applicable law, form security for all monies and obligations owed to the Lender by the Borrower or any other Group Company pursuant to the Loan Documents (other than the Warrant Agreement), except that the Charged Assets charged by the German Subsidiary pursuant to the relevant Security and Guarantee Documents shall, subject to any financial assistance or corporate benefit restrictions arising under applicable law, form security for the German Subsidiary’s obligations under the German Guarantee Agreement. 4. TERM 4.23 Subject to Clause 15.1, this Loan Agreement is effective when executed and dated by the Lender and the Borrower and shall continue until the later of (i) termination in accordance with its terms; and (ii) the date upon which the Borrower shall have indefeasibly performed and satisfied all its obligations (including making all payments) under this Loan Agreement and the Security and Guarantee Documents. 4.24 If the conditions set out in Clause 3.5.1 have not been satisfied within forty-five (45) days of the date of this Loan Agreement (except to the extent waived in writing by the Lender), the Lender shall in its sole discretion have the option to either terminate this Loan Agreement or extend the period in which such conditions must be satisfied. 5. REPAYMENT AND PREPAYMENT 5.23 Repayments and Interim Payment 5.23.1 The Borrower shall repay principal in advance (and interest in accordance with Clause 6.1) in respect of each Tranche on each Monthly Repayment Date in the amounts specified in the repayment schedule issued by the Lender prior to the relevant Drawdown Date and attached to the relevant Drawdown Notice as may be revised from time to time by the Lender in accordance with Clause 5.1.3 (the “Repayment Schedule”), provided that (and subject to Clauses 5.1.2 to 5.1.5) all payments in relation to each Tranche shall comprise interest only for the Interest Only Period, and thereafter shall comprise thirty (30) equal Monthly payments of principal and interest.

5.1.2 All payments that the Borrower makes under this Loan Agreement shall be made in full, without any deduction, set-off or counterclaim and in immediately available cleared funds on the due date to an account which the Lender may specify to the Borrower for this purpose. 5.1.3 The Lender shall have the right to issue a revised Repayment Schedule from time to time (i) as may be agreed in writing by the Lender and the Borrower; or (ii) if the Lender, in its sole discretion, considers it necessary in order to correct a minor or technical error or to ensure that, in respect of each Tranche, on the expiry of the relevant Loan Term there will be no amounts owing from the Borrower to the Lender in respect of the relevant Tranche(s) (and the Borrower acknowledges that as a result the Monthly amount required to be paid pursuant to Clauses 5.1.1 and 6.1 may be increased from time to time in accordance with any revised Repayment Schedule). 5.1.4 Subject to Clause 5.1.5, each payment received by the Lender in respect of any Tranche shall be applied as follows: (i) first, to discharge all outstanding fees, costs and expenses of or due to the Lender in respect of such Tranche; (ii) secondly, to discharge all accrued interest in respect of such Tranche; and (iii) thirdly, to reduce the outstanding principal balance of such Tranche. 5.1.5 The Lender may in its discretion apply any payment received or recovered from any Group Company to discharge any Unpaid Sum in respect of any Tranche. 5.1.6 Any amount repaid or prepaid may not be redrawn. 5.1.7 If the Drawdown Date is not a Monthly Repayment Date, the Borrower shall pay to the Lender, on the Drawdown Date (by way of deduction by the Lender of the amount of the Tranche actually advanced to the Borrower), the Interim Payment. 5.2 Currency of Payments 5.2.1 Repayment of the Loan and payment of all other amounts owed to the Lender will be paid in EUR, unless otherwise agreed by the Parties in writing. The Borrower shall bear the cost in the event of and in respect of any conversion by the Lender of an amount received by it in any currency other than EUR. 5.3 Advance Payment On each Drawdown Date with respect to a Tranche, the Borrower shall pay to the Lender (by way of deduction by the Lender from the amount of the Tranche advanced to the Borrower) the advance payment as set forth under the heading Loan Facility Terms at the beginning of this Loan Agreement with respect to the applicable Tranche (the “Advance Payment”) which shall be held by the Lender as security for and applied in or towards the repayment amount (comprising principal and interest) for the last Month of the Loan Term of that particular Tranche unless a notice under Clause 9.2.2 has been served, in which case the Advance Payment shall be applied, at the discretion of the Lender, in accordance with Clause 5.1.4. 5.4 Prepayments The Borrower shall be entitled to prepay the Loan, in whole but not in part, subject to the following conditions: 5.4.1 the Borrower shall submit to the Lender an irrevocable written request to prepay the Loan, at least thirty (30) Business Days in advance, indicating the amount to be prepaid and the date of the proposed prepayment, provided that such prepayment shall be made on the last Business Day of a calendar month; 5.4.2 on the date of prepayment the Borrower shall pay the Lender an amount equal to: (i) the outstanding principal amount of the Loan; (ii) all accrued and unpaid interest on the Loan; (iii) should the prepayment be made: (a) within eighteen (18) Months of the Drawdown Date of the relevant Tranche, a fee equal to the aggregate of the monthly interest payments scheduled still to be paid by the Borrower on each Monthly Repayment Date for each such Tranche (as is set out in the relevant Repayment Schedule(s) issued by the Lender) for the period from the date of prepayment to the expiry of the Loan Term, in each case discounted to present value from the applicable Monthly Repayment Date to the date of prepayment at the rate of four (4) per cent. (4%) per annum (except that there shall not be such discounting if the prepayment is made during any period of ongoing discussions between the Borrower and the Lender in respect of a possible Change of

Control transaction, unless the Lender agrees otherwise); and/or (b) eighteen (18) Months or more but less than thirty-six (36) Months after the Drawdown Date of the relevant Tranche, a fee equal to six per cent (6%) of the outstanding principal amount of the Loan; and/or (c) thirty-six (36) Months or more after the Drawdown Date of the relevant Tranche, a fee equal to four per cent. (4%) of the outstanding principal amount of the Loan, in each case the relevant fee being by way of compensation for any loss of profit that otherwise would have accrued to the Lender if the Loan had not been prepaid; (iv) all unpaid End of Loan Payments; (v) all unpaid fees, costs and expenses; and (vi) all other sums payable by the Borrower to the Lender under the Loan Documents. 6. INTEREST 6.23 The Borrower shall pay, in advance, during the Interest Only Period and otherwise in arrears, all accrued and unpaid interest in respect of each Tranche outstanding on each Monthly Repayment Date. 6.24 Interest on the outstanding principal amount of each Tranche from time to time shall accrue from day to day at a rate of eleven (11) per cent. (11%) per annum (the “Applicable Interest Rate”), from the Drawdown Date until the repayment in full of the relevant Tranche. Interest on each Tranche shall be paid on each Monthly Repayment Date in EUR in the amounts to be specified in the Repayment Schedule. 6.25 If the Borrower fails to pay any sum to the Lender on its due date for payment, the Borrower shall pay to the Lender forthwith on demand, interest on such sum (compounded on a Monthly basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to the Applicable Interest Rate plus five (5) per cent. (5%) per annum shall immediately become due and payable by the Borrower to the Lender. If the Borrower fails to pay any sum within five (5) Business Days after such sum is due and payable, the Borrower shall pay to the Lender forthwith on demand, a one-off late payment charge of three (3) per cent. (3%) of such sum, to compensate the Lender for additional administrative expense, shall immediately become due and payable by the Borrower to the Lender. 7. REPRESENTATIONS AND WARRANTIES 7.23 The Borrower warrants and represents to the Lender the following as at the date of this Loan Agreement: 7.1.1 the Borrower is a private limited liability company duly organised and validly existing under the laws of Finland and it is resident for Tax purposes solely in its jurisdiction of incorporation; 7.1.2 the Borrower and each relevant Group Company has the corporate capacity, and has taken all corporate action and obtained all consents, including third party consents, necessary for it: (i) to execute the Loan Documents to which it is or is to be party; (ii) to borrow under this Loan Agreement and to make all the payments contemplated by, and to comply with all its other obligations under the Loan Documents to which it is or is to be party; and (iii) to grant the Lender a first priority Security Interest in respect of the Charged Assets pursuant to the Security and Guarantee Documents to which it is or is to be party; 7.1.3 each Group Company has good, valid and marketable title to, or valid leases and licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as it is being conducted; 7.1.4 Each Group Company other than the Borrower is duly organised and validly existing under the laws of their respective countries of incorporation and are resident for Tax purposes solely in their respective country of incorporation; 7.1.5 subject to the Legal Reservations and, in case of the Security and Guarantee Documents, applicable Perfection Requirements, the Loan Documents to which the Borrower or any other Group Company is or is to be party, do now or, as the case may be, will, upon execution and deliveiy (and, where applicable, registration as provided for in the Loan Documents): (i) constitute the Borrower’s or relevant Group Company’s legal, valid and binding obligations enforceable against it in accordance with their respective terms; and (ii) create legal, valid and binding security interests enforceable in accordance with their respective terms; 7.1.6 the execution and (where applicable) registration by the Borrower and any Group

Company of the Loan Documents to which it is or is to be party and the performance of the transactions contemplated thereunder, and the borrowing by the Borrower of the Loan and any relevant Group Company’s compliance with the Loan Documents to which it is or is to be party, will not involve or lead to a contravention of: (i) any applicable law or regulation applicable to it; (ii) its constitutional documents; or (iii) it or any of its assets in each case in a manner or to an extent which has or is reasonable likely to have a Material Adverse Change; 7.1.7 the unsecured and unsubordinated payment obligations under the Loan Documents (excluding the Warrant Agreement) of the Borrower and each other relevant Group Company rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies or debtors generally; 7.1.8 subject to Legal Reservations, all consents, licences, approvals and authorisations required by the Borrower or any other Group Company to exercise its rights and comply with its obligations under the Loan Documents to which it is a party and to make the Loan Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (save for any translation and payment of taxes, court fees and any applicable stamp duty) have been or (upon execution thereof) shall have been obtained by the Drawdown Date and are (or upon execution thereof shall be) in full force and effect during the life of this Loan Agreement; 7.1.9 all authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations (i) results in a breach of any law’s or regulations applicable to such member of the Group, or (ii) has or is reasonably likely to have a Material Adverse Change; 7.1.10 no corporate action, legal proceeding or other procedure or circumstance (including any creditors’ process) described in Clauses 9.1.6 to 9.1.8 has been taken, or to the knowledge of the Borrower, threatened in relation to a member of the Group; 7.1.11 it is not necessary under the laws of any Security Provider’s jurisdiction of incorporation that any Loan Documents (excluding the Warrant Agreement) be filed, recorded or enrolled with any court or other authority in the applicable jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to any Loan Documents (excluding the Warrant Agreement), other than any registration fees payable in connection with any Loan Document (excluding the Warrant Agreement); 7.1.12 this Loan Agreement is a foreign loan and not considered to constate equity and therefore neither the Borrower nor any other Group Company is required to make any deduction in respect of any Taxes from any payment it may make under any Loan Document (excluding the Warrant Agreement) to the Lender; 7.1.13 all financial and other material information furnished by or on behalf of the Borrower in connection with the negotiation of the Loan Documents delivered to the Lender pursuant to the Loan Documents were true and accurate in all material respects when given, there are no other facts or matters the omission of which would have made any statement or information contained therein misleading in any material respect and all material projections and statements of belief and opinion given to the Lender were made in good faith after due and careful enquiry; 7.1.14 the Financial Statements were prepared in accordance with accounting principles and practices generally accepted in Finland and consistently applied and fairly represent (in conjunction with the notes thereto) in all material respects the financial condition of the Borrower and the results of the Borrower’s operations during the financial year then ended; 7.1.15 it has its centre of main interest (COMI) in Finland for the purposes of the EU Regulation on Insolvency Proceedings (Recast) (2015/848); 7.1.16 there is no litigation, action, proceeding, arbitration, investigation or claim pending or, so far as the Borrower is aware or ought reasonably to be aware, threatened against any Group Company before any court or administrative agency which might have a Material Adverse Change; 7.1.17 no judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Change has (to the best of its knowledge and belief) been made against it or any Group Company; 7.1.18 subject to the Permitted Security Interests and disposals permitted under the Finnish Business Mortgage Act, the Borrower or the relevant member of the Group owns with good and marketable title all the Charged Assets; 7.1.19 the Group has no Financial Indebtedness other than Permitted Financial Indebtedness; 7.1.20 the Group has not granted any security over its assets to any third party except for Permitted Security Interests;

7.1.21 no Event of Default and, on the date of this Loan Agreement and on the Drawdown Date, no Default is continuing or is reasonably likely to result from the making of any Drawdown or from the entry into and performance of any transaction contemplated by a Loan Document; 7.1.22 no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or any other Group Company or to which its (or any of Group Company’s) assets are subject which may constitute a Material Adverse Change; 7.1.23 neither the Borrower nor any other Group Company has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Change; 7.1.24 no labour disputes are current or, to the best of its knowledge and belief (after having made due and careful enquiry) has been threatened against the Borrower or any other Group Company which has or is reasonably likely to have a Material Adverse Change; 7.1.25 the Borrower and each other Group Company is the sole legal and beneficial owner of or has licensed to it on normal commercial terms the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted, except for: (i) non-exclusive licences granted to its customers in the ordinary course of business on arm’s length terms; and (ii) over-the-counter software that is commercially available to the public; 7.1.26 no material part of any Intellectual Property owned by the Borrower or a Group Company has been judged invalid or unenforceable, in whole or in part; 7.1.27 neither the Borrower or a Group Company, in carrying on its business, to the best of its knowledge, infringes any Intellectual Property of any third party in any respect which has caused, or is reasonably likely to cause, a Material Adverse Change; 7.1.28 the Borrower and each other Group Company has taken all formal or procedural actions (including payment of fees) as reasonably required to: (i) maintain any material Intellectual Property owned by it; (ii) maintain the confidentiality of any source code; and (iii) to register any registrable Intellectual Property that is material to its business; 7.1.29 neither the Borrower nor any other Group Company is aware of any current, pending or threatened challenge or objection by any third party to its use of any Intellectual Property, or the infringement of any of its Intellectual Property by any third party in each case where such challenge, objection or infringement has caused, or is reasonably likely to cause, a Material Adverse Change; 7.1.30 the Borrower has no subsidiaries other than the Subsidiaries on the date of this Loan Agreement; 7.1.31 any factual information provided to the Lender by the Borrower or any other Group Company is true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated; 7.1.32 none of the Borrower, any of the Group Companies, any director, officer or employee of the Borrower or any other Group Companies, nor, to the knowledge of the Borrower, any agent, shareholder (or any ultimate beneficial owner thereof) or representative of the Borrower or any other Group Companies, is or are a Sanctioned Person or currently the subject or target of any applicable Sanctions nor is, has been, or is engaged in any transaction, activity or conduct that has or could reasonably be expected to result in it or them being in breach of Sanctions or a Sanctioned Person, nor to its knowledge has any such person received written notice of any claim, action, suit, proceedings or investigation involving it with respect to applicable Sanctions; 7.1.33 the Borrower and each other Group Company and each of their respective directors, officers and employees, and, to the knowledge of the Borrower, each of the Borrower and the Group Companies respective agents and representatives, is and are and have conducted their business in compliance with all applicable AntiCorruption Laws, Anti-Money Laundering Laws and Sanctions; 7.1.34 none of the Borrower, each Group Company and their respective directors, officers and employees nor, to the knowledge of the Borrower, any of their respective agents or representatives is an individual or entity that is, or is owned or controlled by persons that are: (i) the subject or target of any Sanctions or Anti-Corruption Laws; or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Designated Jurisdictions; 7.1.35 no loan, use of proceeds or transaction contemplated by this Loan Agreement will violate applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; 7.1.36 the Borrower and each other Group Company have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower and each other Group Company and their respective directors, officers, employees, agents and representatives with all applicable Anti-Corruption Laws, AntiMoney Laundering Laws and Sanctions; 7.1.37 subject to the Legal Reservations, the choice of Finnish law as the governing law of this Loan Agreement will be recognised and enforced in its jurisdiction of incorporation;

7.1.38 subject to the Legal Reservations, any judgment obtained in Finland in relation to a Loan Document will be recognised and enforced in its jurisdiction of incorporation; 7.1.39 the Borrower and each other Group Company is in compliance in all material respects with the EU General Data Protection Regulation 2016/679, the Finnish Data Protection Act (1050/2018) and any other analogous legislation in any applicable jurisdiction; 7.1.40 subject to any Permitted Security Interest, the Security Interests created under the Security and Guarantee Documents have or will have first ranking priority and are not subject to any prior ranking or pari passu ranking Security Interests; and 7.1.41 The Borrower and each Group Company that has granted a Security Interest to the Lender over all or substantially all of its assets together: (i) generate not less than eighty-five per cent. (85%) of the total aggregate revenue generated by the Group; (ii) hold or are beneficially entitled to not less than eighty-five per cent. (85%) of the total assets of the Group; and (iii) own or are beneficially entitled to all material Intellectual Property used by the Group. 7.2 The Repeating Representations are deemed to be made by reference to the facts and circumstances then existing on each Drawdown Date and each Monthly Repayment Date, except that the representation contained in Clause 7.1.14 will in each case cease to be so made in respect of the previous Financial Statements once subsequent Financial Statements have been delivered under this Agreement and said representation will instead be made in respect of such subsequent Financial Statements. 8. UNDERTAKINGS 8.1 The Borrower undertakes to the Lender to comply with the following provisions of this Clause 8 at all times during the Security Period, except as the Lender may otherwise agree in writing: 8.1.1 the Borrower shall (and shall procure that each Group Company shall) comply in all respects with all laws, ordinances and regulations to which it/they may be subject, if failure so to comply has or is reasonably likely to cause a Material Adverse Change; 8.1.2 the Borrower shall not (and shall procure that no other Group Company shall) change its residence for Tax purposes without prior written approval from the Lender; 8.1.3 the Borrower shall not (and shall procure that no Security Provider shall) change its company name without giving prior written notice to the Lender; 8.1.4 the Borrower shall (and shall procure that each Group Company shall) obtain, effect and keep effective all permissions, licences, consents and permits which may from time to time be required to conduct its business where failure to do so has or is reasonably likely to cause a Material Adverse Change; 8.1.5 the Borrower shall (and shall ensure that each Group Company shall) comply in all material respects with all Environmental Law and implement procedures to monitor compliance with and to prevent liability under any Environmental Law; 8.1.6 the Borrower shall (and to the extent any Group Company has charged its assets pursuant to a Security and Guarantee Document, the Borrower shall procure that this Group Company shall) own only for its own account the Charged Assets free from all Security Interests, except for Permitted Security Interests; 8.1.7 the Borrower shall not (and shall procure that each Group Company shall not) sell, assign, transfer or otherwise dispose of the Charged Assets, any of its material assets (other than its own shares) or any share therein other than; (i) made with the prior written consent of the Lender; (ii) made on arm’s length terms in the ordinary course of business of a Group Company (other than in respect of any Charged Assets, provided that this shall not restrict disposals permitted under the Finnish Business Mortgage Act); (iii) made on arm’s length terms and at fair market value for cash, which is reinvested in assets of comparable or superior type, value and quality (other than in respect of any Charged Assets provided that this shall not restrict disposals permitted under the Finnish Business Mortgage Act); (iv) made on arm’s length terms in exchange for other assets comparable or superior as to type, value and quality (other than in respect of any Charged Assets provided that this shall not restrict disposals permitted under the Finnish Business Mortgage Act); (v) constituted by a licence of Intellectual Property; (vi) made in relation to non-material assets which have depreciated to less than 25% (twenty five per cent.)

of their initial value or which are obsolete; (vii) excluding any disposal otherwise permitted under (ii) to (vii) above, disposals where the higher of the market value or consideration receivable for such disposals does not exceed (x) five per cent. (5.0%) of Total Assets during any financial year, and (y) fifteen per cent. (15.0%) of Total Assets during the term of the Loan; or (viii) arising as a result of Permitted Security Interest; 8.1.8 the Borrower shall provide to the Lender, promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to constitute a Material Adverse Change; 8.1.9 the Borrower shall provide to the Lender, promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might constitute a Material Adverse Change; 8.1.10 the Borrower shall provide to the Lender, promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request and for the purposes of this Clause 8.1.10, it shall be deemed reasonable for the Lender to request such information where the Lender requires the same for the purposes of assessing whether the Group Companies are in compliance with their respective obligations under the Loan Documents (excluding the Warrant Agreement); 8.1.11 the Borrower shall provide to the Lender (and shall procure that each Group Company shall provide to the Lender) with: (i) the following information by way of a monthly report (where there is any such change to be reported): (a) details of any changes to the management/directors of any Group Company; (b) details of any Group Company incorporated or acquired or proposed to be incorporated or acquired on or after the date of this Loan Agreement; and (c) details of any material incidents relating to the environmental, social and corporate governance of the Group; and (ii) such other information (financial or otherwise) as the Lender may request from time to time concerning any Group Company and its affairs (including, without limitation, information concerning the Charged Assets, its assets from time to time, information on the environmental, social and corporate governance of the Group and any request for amplification or explanation of any item in the financial statements, budgets or other material provided by the Borrower under this Loan Agreement); 8.1.12 the Borrower shall provide to the Lender all documents, confirmations and evidence required by the Lender to satisfy its “know your customer” requirements or similar identification checks in order to meet its obligations from time to time under applicable money laundering, or similar, laws and regulations; 8.1.13 the Borrower shall provide the Lender (i) monthly financial reports (in the form separately agreed upon with the Lender) and monthly reporting of key performance indicators within twenty (20) Business Days after the end of each quarter of the calendar year, (ii) an updated operating plan annually, and (iii) the annual business plan for the following business year showing monthly projected financials, by the board of directors’ meeting held in December at the latest; and (iv) upon request, monthly trial balances of the Borrower’s accounting records, in each case in a form deemed appropriate by the board of directors of the Borrower; 8.1.14 the Borrower shall provide the Lender with annual audited (if applicable) financial statements for each Group Company at the earlier of (i) provision of such statements to generally to the shareholders or investors in the Borrower or (ii) within one hundred and eighty (180) calendar days of the end of each fiscal year of the respective Group Company, in each case including a statement of operations, balance sheet, statement of cash flows and shareholders’ equity, certified by a firm of chartered accountants of recognised national standing; 8.1.15 the Borrower shall before the start of each financial year and in any event within ten (10) calendar days of the approval by the board of directors of the Borrower, provide the Lender with a Group-level budget showing: (i) a projected consolidated balance sheet as of the end of each financial year; (ii) a projected profit and loss account; and (iii) a cash flow forecast for the forthcoming financial year (a “Budget”); 8.1.16 the Borrower shall provide the Lender with any revised version of a Budget previously provided to the Lender pursuant to Clause 8.1.15 within ten (10) calendar days of the approval by the relevant board of directors of the Borrower of such revised Budget;

8.1.17 the Borrower shall provide the Lender with (and shall procure that each Group Company shall provide the Lender with) copies of all board packs, notices, minutes, consents and other material that it provides to its board of directors at the same time they are delivered to the directors, except where such material relates to any debt financing arrangements with the Lender or with any other creditor of the Group and the Lender would have a conflict of interest in receiving such information; 8.1.18 the Borrower shall provide the Lender with all documents dispatched by the Borrower to its shareholders, or its creditors generally at the same time as they are dispatched; 8.1.19 the Borrower shall grant (and shall procure that each Group Company shall grant) the Lender the right to have a representative meet with its managing director and finance director once each quarter throughout the Security Period to review and discuss the operating performance and financial condition of the Group. In addition, the Lender shall always be entitled to have a representative attend meetings of the Borrower’s board of directors in a nonvoting observer capacity once each quarter throughout the Security Period. The Borrower agrees to give notice of all such quarterly board meetings to the Lender at the same time as to its directors and to facilitate attendance of the Lender’s representative at such board meeting; 8.1.20 the Borrower shall (and shall procure that each relevant Group Company shall) maintain in force and promptly obtain or renew, and shall upon the Lender’s written request promptly send certified copies to the Lender of, all consents required: (i) for the Borrower and each other Group Company to perform its obligations under the Loan Documents, as relevant; (ii) subject to the Legal Reservations, for the legality, validity, admissibility in evidence or enforceability of the Loan Documents, and the Borrower shall, and shall procure that each relevant Group Company shall, comply with the terms of all such consents; 8.1.21 the Borrower shall notify the Lender as soon as it becomes aware of: (i) the occurrence of a Default; or (ii) any matter which the Borrower reasonably believes indicates that a Default has occurred, may have occurred or is likely to occur,and shall thereafter keep the Lender fully up to date with all developments; 8.1.22 the Borrower shall (and shall ensure that each Group Company shall) maintain adequate risk protection through insurances on and in relation to its business and assets to the extent as is usual for companies carrying on the same or substantially similar business as the Group. All insurances must be with reputable independent insurance companies or underwriters; 8.1.23 the Borrower shall not (and shall ensure that no Group Company shall) incur or allow to remain outstanding any Financial Indebtedness, except: (i) under this Loan Agreement; (ii) from the date of this Loan Agreement until the date that falls sixty (60) days after the date of this Loan Agreement, under the up to EUR 35,000,000 financing advanced by the European Investment Bank to the Borrower pursuant to the terms of a finance contract between the Borrower and the European Investment Bank dated 28 February 2022 (and without delay upon repayment the Borrower shall provide evidence of repayment to the Lender in form and satisfactory to the Lender); (iii) in respect of the secured and unsubordinated promissory note entered into between the Borrower and Danske Bank A/S on 23 June 2021, due on 1 June 2026, in the original principal amount of EUR 4,000,000 (four million euro), or any similar (but unsecured) instrument entered into between the Borrower and Danske Bank A/S to renew or roll over that promissory note; (iv) where a Group Company is lending to or borrowing from the Borrower or another Group Company, provided that such loans are fully subordinated to the Loan on terms acceptable to the Lender; (v) non-speculative hedging transactions entered into in the ordinary course of business in connection with protection against interest rate or currency fluctuations; (vi) arising in the ordinary course of business with suppliers of goods or services with a maximum duration of ninety (90) days; (vii) arising under the up to EUR 20,225,000 bank guarantee limit agreement made with Danske Bank A/S or any other customary trade finance lines;

(viii) towards the direct or indirect shareholders of the Borrower, provided that such loans are fully subordinated to the Loan on terms acceptable to the Lender and no cash payments of principal or interest shall be paid thereunder whilst the Loan remains outstanding; (ix) in respect of a Permitted Guarantee; (x) under any Finance Lease (including but not limited to any Finance Lease regarding cryostats) if the aggregate liability in respect of the equipment leased does not at any time exceed EUR 3,000,000 (three million euro) (or its equivalent in another currency or currencies); (xi) under any letters of credit provided that (x) such Financial Indebtedness does not, singularly or in aggregate, exceed EUR 1,500,000 (one million five hundred thousand euro) (or its equivalent in another currency or currencies), and (y) such Financial Indebtedness is not subject to a Security Interest; (xii) in respect of the unsecured and unsubordinated product development loan from the Finnish State Treasury (Valtiokonttori) in the amount of EUR 2,700,000 (two million seven hundred thousand euro) pursuant to an agreement dated 2 November 2020, or any similar instrument entered into between the Borrower and the Finnish State Treasury to renew or roll over that product development loan; (xiii) in respect of any capital loans (in Finnish, paaomalaina) provided that (x) such capital loans do not, singularly or in aggregate, exceed EUR 13,000,000 (thirteen million euro) and, for the avoidance of doubt, the existing capital loans from Aalto University to the Borrower amounting to EUR 7,900,000 million (seven million nine hundred thousand euro) will count towards this limit and (y) no cash payments of principal or interest shall be payable in respect of such capital loans whilst the Loan remains outstanding; (xiv) in respect of any unsecured and unsubordinated debt (in addition to the debt permitted under subparagraph (xi) above), provided that the aggregate liability so owed and/or guaranteed (in each case, as applicable) does not at any time exceed EUR 3,000,000 (three million euros), it being agreed that this limit may be increased with the Lender’s advanced written consent (not to be unreasonably withheld),

(iv) other than any Permitted Buyback (subject to the proviso that Permitted Buybacks shall not exceed a total of EUR 10,000,000 in the aggregate whilst any Indebtedness is outstanding under this Loan Agreement), redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so, other than with the prior written consent of the Lender; 8.1.28 The Borrower shall ensure that it, and each other Group Company that has granted a Security Interest to the Lender over all or substantially all of its assets, together have granted Security Interests to the Lender covering not less than eighty-five per cent. (85%) of the Total Assets of the Group (the “Security Coverage”). If at any time the Security Coverage falls below eighty-five per cent. (85%) of the Total Assets of the Group, the Borrower shall (and shall procure that each Group Company shall) promptly execute and deliver such further documents creating Security Interests in favour of the Lender over such assets of the relevant Group Company and in such form as the Lender may require in its discretion from time to time to comply with this Clause 8.1.28, in each case subject to Clause 3.8.2; 8.1.29 unless otherwise permitted in this Clause 8, the Borrower shall not (and shall procure that each Group Company shall not) by one or a series of transactions, whether related or not and whether at one time or over a period of time, sell, lease, convey, transfer, assign, licence or otherwise dispose of or deal with all or any material part of its property, assets or undertaking, including (but not limited to) by any form of sale and leaseback, invoice discounting or factoring PROVIDED THAT in the case of the Intellectual Property of a Group Company, the relevant Group Company may, in the normal course of business and on an arm’s length basis for good and valuable consideration, grant non-exclusive licences and sublicences of the Intellectual Property to third parties; 8.1.30 the Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction if (i) as a result thereof the Borrower ceases to exist, ceases to be the parent company of the Group, or is no longer the Borrower under this Loan Agreement; (ii) it will have an effect on the validity, legality or enforceability of the Borrower’s obligations under the Loan Documents or (iii) it will affect the validity of any Security Interest granted to the Lender, other than any sale, lease, transfer or other disposal permitted pursuant to Clauses 8.1.26 and 8.1.29. For the sake of clarity, this undertaking shall not prevent any other Group company entering into any amalgamation, demerger, merger or corporate reconstruction; 8.1.31 the Borrower shall not (and shall procure that each Group Company shall not) enter into any transaction with any person (other than any Group Company) other than in the normal course of business and upon an arm’s length basis; 8.1.32 the Borrower shall (and shall procure that each Group Company shall) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business, where a failure to do so would reasonably be expected to result in a Material Adverse Change; 8.1.33 the Borrower shall not (and shall procure that no other Group Company shall) be a creditor in respect of any Financial Indebtedness and shall not incur or allow to remain outstanding any guarantee in respect of any obligation of any person other than: (i) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (ii) any loan made by one member of the Group to another member of the Group, provided that they are fully subordinated to the Loan and that Clause 8.1.24 is complied with; (iii) with the prior written consent of the Lender; (iv) the counter-indemnity undertaking given by the Borrower to Finnvera plc on 28 June 2021 in connection with the guarantee given by Finnvera plc on the debt of the Borrower to Danske Bank A/S; or (v) guarantees issued in the ordinary course of trade by any Group Company: (vi) under any negotiable instruments; (vii) in connection with any performance bond; (viii) in connection with any Permitted Financial Indebtedness, paragraphs (iv)-(viii) together “Permitted Guarantees”; 8.1.34 the Borrower shall (and it shall procure each Group Company shall): (i) preserve and maintain the subsistence and validity of all Intellectrral Property necessary for its business; (ii) use reasonable endeavours to prevent, and take action against, any infringement in any material respect of the Intellectual Property necessary for its business;

(iii) prosecute and maintain all applications and registrations in place in respect of the Intellectual Property which it has now or makes hereinafter and pay all registration fees and taxes necessary to maintain such Intellectual Property in full force and effect and record its interest in such Intellectual Property unless such Intellectual Property has been the subject of a valid resolution of a quorate and duly-convened meeting of the board of directors confirming that any such Intellectual Property is either (i) immaterial or (ii) no longer required in the ordinary course of the Group’s business; (iv) not use or permit the Intellectual Property necessary for its business to be used in a way or take any step or omit to take any step in respect of such Intellectual Property which may materially and adversely affect the existence or value of such Intellectual Property or imperil the right of the Group to use such Intellectual Property; and (v) not discontinue the use of any material Intellectual Property, unless such Intellectual Property has been the subject of a valid resolution of a quorate and duly- convened meeting of the board of directors confirming that any such Intellectual Property is either (i) immaterial or (ii) no longer required in the ordinary course of the Group’s business; 8.1.35 the Borrower shall not (and shall procure that each Group Company shall not) fund (by way of equity subscription or otherwise) and/or transfer (by way of intra-company loan or otherwise) any cash proceeds or cash equivalents to any Group Company which has not granted a Security Interest to the Lender over all or substantially all of its assets, in an aggregate amount in respect of all such Group Companies exceeding EUR 5,000,000 per financial quarter; 8.1.36 the Borrower shall procure that any Group Company which has not granted a Security Interest to the Lender over all or substantially all of its assets shall not at any time in respect of all such Group Companies hold or otherwise be entitled to assets (including cash or cash equivalents) with an aggregate amount exceeding EUR 5,000,000, and that in the event of a breach of this Clause 8.1.36 the Borrower shall inform the Lender of such breach as soon as possible, and in any event within three (3) Business Days of such breach occurring; 8.1.37 the Borrower shall not (and shall procure that each Group Company shall not) amend any of the terms of, or increase any amounts owing under, the Permitted Financial Indebtedness without its prior written consent, save for amendments of a technical nature which do not have, or could not reasonably be expected to have, an adverse effect on the rights of the Lender and would not result in a breach of any Loan Document (subject to in no circumstances may any amounts owing be increased without the Lender’s prior written consent), however, this Clause 8.1.37 shall not restrict any amendments, new agreements on or increases of amounts of Financial Indebtedness within the baskets set out in paragraphs (xi), (xiii), (xiv) or (x) of Clause 8.1.23; 8.1.38 the Borrower shall not (and shall procure that no other Group Company shall) incorporate or acquire any Affiliate or acquire a company or any shares or securities or acquire a business or undertaking other than: (i) with the prior written consent of the Lender; (ii) the issue of shares by a Group Company other than the Borrower to its immediate shareholder; (iii) by a Group Company of all the shares or other ownership interests in any limited liability company or corporation, limited liability partnership or any equivalent company, provided that: (A) such entity has not yet commenced commercial operations; (B) such entity is incorporated in a country that is a member of either or both of the European Union or the Organisation of Economic CoOperation and Development or in Taiwan; and (C) no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition; (iv) of shares or other ownership interests in any limited liability company or corporation, limited liability partnership or any equivalent company, the consideration for which does not exceed (i) an aggregate amount of EUR 10,000,000 (ten million euro) during the term of the Loan Agreement and, at the same time, (ii) 10% (ten per cent.) of Total Assets for the financial year previous to the acquisition, provided that: (A) no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition; (B) the acquired entity is engaged in a business similar or complementary to the business carried on by the Group as at the date of this Loan Agreement; (C) the acquired entity is not incorporated or located in any Designated Jurisdiction; and (D) in respect of any acquisition where the consideration exceeds EUR 5,000,000 (five million euro), legal and financial due diligence reports and any other due diligence reports received in connection with the acquisition (if any) are provided to the Lender; 8.1.39 the Borrower shall not (and shall ensure that no Group Company shall) enter into, invest in or acquire any shares, stocks, securities or other interest in any Joint Venture or transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing) however the aforesaid does not prevent such investments, acquisitions and other arrangements that are in line with clause 3.3.3 and Schedule 3.3.3 of the third amended and restated shareholders’ agreement regarding the Borrower dated 11 March 2025, a copy of which has been provided to the Lender prior to the date of this Loan Agreement; 8.1.40 the Borrower shall (and shall procure that each Group Company shall) at all times comply with the requirements of all applicable Anti-Corruption Laws, AntiMoney Laundering Laws and Sanctions; 8.1.41 the Borrower shall (and shall procure that each Group Company shall) provide the Lender upon the Lender’s reasonable request with any information regarding the Borrower and any other Group Company and each of their respective shareholders (or any ultimate beneficial owner thereof) necessary for the Lender to comply with all applicable Anti-Corruption Laws, AntiMoney Laundering Laws and Sanctions; 8.1.42 the Borrower shall (and shall procure that each Group Company shall) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws, AntiMoney Laundering Laws and Sanctions; 8.1.43 the Borrower shall not (and shall procure that each Group Company shall not) be resident, located or incorporated in or operating from a Designated Jurisdiction; 8.1.44 notwithstanding any other provision of this Loan Agreement, the Borrower shall not request any Loan, and the Borrower shall not use, and shall ensure that no Group Company, its or their respective directors, officers, employees, agents and representatives shall use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any AntiCorruption Laws, Anti-Money Laundering Laws or Sanctions, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would or could reasonably be expected to result in the violation by any party of any applicable Sanctions, Anti-Corruption Laws or Anti Money Laundering Laws; 8.1.45 the Borrower shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Loan Agreement; 8.1.46 the Borrower shall (and shall procure that each Group Company shall): (i) implement and maintain at all times appropriate and adequate environmental, social and governance policies, procedures and best practices, including in relation to climate, diversity and inclusion, on the basis of good business practices for a company of the size of the Borrower and/or the relevant Group Company and taking account the nature of their operations and financial position; (ii) provide the Lender with a completed ESG questionnaire (in the form provided to it by the Lender) annually, by the deadline requested in such questionnaire; and (iii) promptly provide to the Lender such other information as the Lender may request from time to time (in the form required by the Lender) concerning the Borrower’s and/or any Group Company’s environmental, social and governance policies, procedures and best practices, so as to enable the Lender to be compliant with applicable laws, regulations and its reporting obligations; 8.1.47 the Borrower shall not (and shall procure that each Group Company and its and their respective officers, employees, agents, directors and Affiliates shall not), to the best of its knowledge (acting with due care and enquiry) derive any of its revenue or profit from (i) the growth and/or manufacture of tobacco or tobacco products, (ii) the sex industry, including prostitution and the production and/or sale of pornography, (iii) the extraction and/or production of oil or gas (i.e. upstream oil and gas activities); provided that, for the avoidance of doubt, (A) midstream or downstream oil and gas activities, and (B) the provision of services to businesses involved in the extraction and/or production of oil or gas (by providing, for example, transportation, storage, marketing, refining or processing services), shall not engage the foregoing restriction, and/or (iv) the mining and/or extraction of thermal coal; provided that, for the avoidance of doubt, the provision of services to businesses involved in the mining and/or extraction of thermal coal (by providing, for example, transportation, storage, marketing or processing services), shall not engage the foregoing restriction; 8.1.48 the Borrower shall (and shall procure that each Group Company shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that (i) such payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them and reasonable details of which have been expressly notified to the Lender in writing upon the Lender’s request, (iii) such payment can be lawfully withheld and (iv) failure to pay those Taxes has not and is not reasonably likely to cause, a Material Adverse Change; 8.1.49 the Borrower shall not (and shall procure that each Group Company shall not) make (i) changes to its jurisdiction of residence for Tax purposes or (ii) enter into any “time to pay” or similar arrangement with any tax authority; 8.1.50 the Borrower shall not (and shall procure that no other Group Company shall) purchase by way of assignment or transfer, enter into any sub-participation in respect of, or enter into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Loan or amount outstanding under this Loan Agreement; and 8.1.51 the Borrower shall not (and shall procure that no other Group Company shall) at any time be a Covered Foreign Person. 8.2 For the purposes of Clauses 8.1.10 to 8.1.18 (inclusive), the Borrower shall send a copy of the relevant information in the manner such information is generally delivered to the shareholders of the Borrower. 8.3 Financial Covenant 8.3.1 The Borrower shall ensure that it has at all times an aggregate minimum balance of unrestricted Cash (held in accounts in the name and sole control of the Borrower and not including any Cash borrowed pursuant to this Loan Agreement) equal to EUR 7,500,000 (the “Financial Covenant”). 8.3.2 The Borrower shall promptly, and in any event within five (5) Business Days of request, which request may be made no more than once every financial quarter, provide the Lender with evidence (satisfactory to the Lender) of the compliance (or non-compliance) by the Borrower with the Financial Covenant. 8.3.3 The Borrower shall notify the Lender without delay if at any time it is in breach of the Financial Covenant. Such breach shall not constitute an Event of Default if the Borrower provides evidence satisfactory to the Lender that the breach has been cured on or prior to the date that falls ten (10) Business Days after the Lender’s receipt of such notice. 9. EVENTS OF DEFAULT 9.1 An Event of Default occurs if: 9.1.1 the Borrower or any Security Provider fails to pay when due and payable or (if so payable) on demand any sum payable under any Loan Document (excluding the Warrant Agreement) or under any document relating to the Loan Documents (excluding the Warrant Agreement), unless the failure to pay is caused solely by: (i) an administrative error or technical problem and payment is made within three (3) Business Days of its due date; or (ii) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Loan Agreement and which disruption is not caused by, and is beyond the control of, any of the parties and such payment is made within five (5) Business Days of its due date; 9.1.2 subject to Clause 8.3.3, the Borrower does not comply with the Financial Covenant; 9.1.3 any other breach by any Group Company (as relevant) of any provision of any Loan Document occurs or the Borrower or any other Group Company does not comply with, perform or observe any other obligation accepted or undertaking given by it to the Lender. No Event of Default under this Clause 9.1.3 will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply; 9.1.4 any representation, warranty or statement made by, or deemed to be made by, any Group Company in any Loan Document or in the Drawdown Notice or any other notice or document relating to any Loan Document is incorrect, untrue or misleading in any material respect when it is made or deemed repeated. No Event of Default under this Clause 9.1.4 will occur if such misrepresentation is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the misrepresentation;

9.1.5 Financial Indebtedness of any Group Company is not paid when due or within any originally applicable grace period, any creditor of any Group Company becomes entitled to declare any Financial Indebtedness of any Group Company due and payable prior to its specified maturity due to an event of default. No Event of Default will occur under this Clause 9.1.5: (i) if the Financial Indebtedness is owed to another member of the Group; or (ii) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness is less than EUR 1,000,000 (or its equivalent in any other currency); 9.1.6 any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) by reason of actual or anticipated financial difficulties, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; (ii) by reason of actual or anticipated financial difficulties, a composition, compromise, assignment or arrangement with any creditor of the Borrower; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation or reorganisation), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets having a value; or (iv) enforcement of any Security Interest over any assets of the Borrower, (v) any analogous procedure or step is taken in any jurisdiction, provided that this Clause 9.1.6 shall not apply to any winding- up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or the step or procedure is otherwise expressly permitted under this Loan Agreement; 9.1.7 by reason of actual or anticipated financial difficulties, the Borrower stops payments on any of its debts or is unable to, or shall admit inability to, pay its debts as they fall due, or shall be adjudicated or found insolvent under applicable law (other than solely by reason of balance sheet liabilities exceeding balance sheet assets); 9.1.8 any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Group Company having an aggregate value equal to or greater than EUR 1,000,000 (or its equivalent in any other currency) and is not discharged within 21 days; 9.1.9 the authority or ability of any Group Company to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to a Group Company or any of its material assets; 9.1.10 any Group Company ceases, threatens to cease, or suspends carrying on its business or a material part of its business where such act is reasonably likely to cause a Material Adverse Change; 9.1.11 the auditors of the Borrower or any Security Provider qualify the audited annual consolidated financial statements in any material way where matters in respect of which such qualifications were made would have an adverse effect on the Lender; 9.1.12 any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Loan Documents or the transactions contemplated by the Loan Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Change; 9.1.13 there is a Change of Control in any Group Company; for purposes of this Clause 9.1.13, a “Change of Control” shall include (without limitation) any of the following events (whether in one or in a series of related transactions): listing on any stock exchange; merger, consolidation or reorganisation of a Group Company with or into any person other than a Group Company, the sale of all or (in the opinion of the Lender) substantially all the assets of any Group Company to any person other than a Group Company; the sale or issue of shares or securities of a Group Company (whether by that Group Company or by shareholders of that Group Company) resulting in persons who beneficially and/or legally hold a majority of shares and/or voting power of that Group Company as at the date of this Loan Agreement no longer hold such majority; the loss of power to appoint or remove all, or the majority, of the directors or other equivalent officers of a Group Company; the loss of the ability to give directions with respect to the operating and financial policies of a Group Company; the exclusive license of all or a material portion of any Group Company’s Intellectual Property to any other entity or person, other than a Group Company; PROVIDED THAT the Lender may agree, by written notice to the Borrower, that a Change of Control shall not be deemed an

Event of Default, but that nevertheless the consequences set forth in Clause 9.2.1 and 9.2.2 shall apply, and in such event the Loan, all accrued interest and all other amounts accrued, owing or payable under the Loan Documents (excluding the Warrant Agreement) shall be due and payable simultaneously with the closing of the Change of Control transaction; 9.1.14 it becomes unlawful: (i) for the Borrower and/or any Security Provider to discharge any liability under the Loan Documents or to comply with any other obligation under the Loan Documents; or (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by the Security and Guarantee Documents, or (iii) the Borrower or any Security Provider repudiates or rescinds a Loan Document, purports to repudiate or rescind a Loan Document or evidences an intention to repudiate or rescind a Loan Document; 9.1.15 in each case subject to Legal Reservations, any provision of the Loan Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security and Guarantee Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest of a third party or any other third party claim or interest, provided however that if the Borrower and/or any Group Company proposes replacement security which the Lender accepts, and such replacement security is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or 9.1.16 any event or circumstance occurs which has caused or is reasonably likely to cause a Material Adverse Change. 9.2 Lender’s Rights On or at any time following the occurrence of any Event of Default which is continuing the Lender may: 9.2.1 serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Loan Agreement including (without limitation) the obligation to advance the Loan (or any part thereof) are terminated; 9.2.2 serve on the Borrower a notice stating that, the Loan, all interest and all other amounts accrued, owing or payable under the Loan Documents (other than the Warrant Agreement and Warrant Certificate) are immediately due and payable; 9.2.3 serve on the Borrower a notice stating that, the Loan, all interest and all other amounts accrued, owing or payable under the Loan Documents (other than the Warrant Agreement and Warrant Certificate) are due and payable on demand; 9.2.4 declare the Security and Guarantee Documents to be enforceable; and/or 9.2.5 take any other action which, as a result of the Event of Default or any notice served under Clauses 9.2.1 or 9.2.2 above, the Lender is entitled to take under the Security and Guarantee Documents or any applicable law. 9.3 End of Lender’s Obligations 9.3.1 On the service of a notice under Clause 9.2.1 and/or Clause 9.2.2, all the obligations of the Lender to the Borrower under this Loan Agreement shall terminate, other than the Lender’s obligations under Clause 15.5 and Clause 15.8. 9.4 Acceleration On the service of a notice under Clause 9.2.2, the following sums shall become immediately due and payable: 9.4.1 the outstanding principal amount of the Loan; 9.4.2 all accrued and unpaid interest; 9.4.3 in respect of each Tranche, the aggregate of the Monthly interest payments scheduled still to be paid by the Borrower on each Monthly Repayment Date (as is set out in the Repayment Schedule(s) issued by the Lender) for the period from the date of service of the notice under Clause 9.2.2 to the expiry of the relevant Loan Term by way of compensation for any loss of profit that otherwise would have accrued to the Lender if an Event of Default had not occurred; 9.4.4 all unpaid End of Loan Payments; 9.4.5 all unpaid fees, costs and expenses; and 9.4.6 all other sums payable by the Borrower to the Lender under the Loan Documents (other than the Warrant Agreement). 9.5 Waiver of Event of Default The Lender, at its sole and absolute discretion, may waive any Default or Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Lender to the Borrower to that effect (and subject further to Clause 15.3 below); it being understood and acknowledged, that if and so long as no notice of waiver of a Default or an Event of Default was so provided, such Default or Event of Default shall be deemed as having occurred and in effect for all purposes hereunder (subject to the Borrower’s right to remedy a Default).

10. FEES, EXPENSES AND TAXES 10.1 Transaction Fee 10.1.1 The Transaction Fee shall be paid by the Borrower to the Lender upon the drawdown of Loan Amount 1 by deducting the amount of the Transaction Fee from proceeds of the Loan Amount 1 to be credited to the account of the Borrower. 10.1.2 Subject to Clauses 3.2, 3.3.2, 3.4 and 3.5, if the Lender fails to advance a Tranche the Lender shall reimburse to the Borrower the pro rata share of the Transaction Fee corresponding to the amount of such Tranche(s) by setting off the amount to be reimbursed from the next payment to be made by the Borrower to the Lender under this Loan Agreement. 10.2 End of Loan Payments The End of Loan Payment shall accrue on the amount of each Tranche and shall be payable in respect of each Tranche on the earlier of: (i) the date on which the Loan is prepaid or otherwise falls due for repayment in full; and (ii) the date on which the final payment by the Borrower in respect of the relevant Tranche is due for payment. 10.3 Documentary Costs 10.3.1 The Borrower shall promptly pay to the Lender on the Lender’s demand, the reasonable legal expenses (subject to any pre-agreed caps and relevant assumptions) plus all applicable VAT and reasonable disbursements incurred by the Lender in connection with: (i) the negotiation, execution, preparation and perfection of any Loan Documents; (ii) any amendment or supplement to the Loan Documents, or any proposal for such an amendment to be made; and (iii) any consent or waiver requested by the Borrower under or in connection with the Loan Documents. 10.3.2 The Borrower shall promptly pay to the Lender on the Lender’s demand, the legal expenses plus applicable VAT (if any) and disbursements incurred by the Lender in connection with any step taken by the Lender with a view to the protection or enforcement of any right or Security Interest created by the Loan Documents. 10.4 Certain taxes and duties 10.4.1 The Borrower shall promptly pay any documentary, stamp or other equivalent Tax or duty payable on or by reference to the Loan Documents or local law equivalent, and shall, on the Lender’s demand, fully indemnify the Lender against any costs, losses, liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax. 10.4.2 Where the Borrower is required by the Loan Documents to pay, reimburse or indemnify the Lender for any fee, cost and expense, the Borrower, at the same time as it pays, reimburses or indemnifies (as the case may be) the Lender, shall also pay, reimburse or indemnify such part thereof as represents VAT, save to the extent that the Lender is entitled to a credit or repayment in respect of such VAT from the appropriate Tax authority. 10.4.3 All amounts expressed to be payable under a Loan Document by the Borrower to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to the Borrower under a Loan Document and the Lender is required to account to the relevant tax authority for the VAT, the Borrower must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT. ‘ 10.4.4 Notwithstanding the foregoing and Clause 10.5, the Borrower shall not be required to pay, reimburse or indemnify the Lender for any Taxes payable by the Lender (i) on or by reference to any transfer by the Lender of the Warrants, and/or (ii) relating to any shares subscribed based on the Warrants, including (but not limited to) on or by reference to any dividend payments on, or to any transfer by the Lender of, such shares. 10.5 Liability for Taxes 10.5.1 The Borrower shall make all payments to be made by it without any Tax deduction, unless a Tax deduction is required by law. The Borrower shall promptly upon becoming aware that it must make a Tax deduction (or that there is any change in the rate or the basis of a Tax deduction) notify the Lender. 10.5.2 If the Borrower is required to make any Tax deduction by law from any payment due under the Loan Documents, the payment due from the Borrower shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the amount which would have been due for payment if no Tax deduction had been required. 10.5.3 A payment shall not be increased under Clause 10.5.2 above by reason of a Tax deduction on account of Tax, if on the date on which the payment falls due the payment could have been made to the Lender without a Tax deduction if the Lender had been a

Qualifying Lender, but on that date the Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date of this Loan Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority. 10.5.4 If the Borrower is required to make a Tax deduction, the Borrower shall make that Tax deduction and any payment required in connection with that Tax deduction within the time allowed and in the minimum amount required by law. 10.5.5 Within thirty (30) days of making either a Tax deduction or any payment required in connection with that Tax deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to it that the Tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 10.5.6 The Lender hereby confirms that on the date of this Loan Agreement it is a Treaty Lender; 10.5.7 Each Lender, which is not an original Lender, shall indicate, in the documentation which it executes on becoming a Party as a Lender, without liability to the Borrower, which of the following categories it falls in: (i) not a Qualifying Lender; (ii) a Qualifying Lender (other than a Treaty Lender); or (iii) a Treaty Lender. If such a Lender fails to indicate its status in accordance with this Clause 10.5.7, then that Lender shall be treated for the purposes of this Loan Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Borrower which categoiy applies. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 10.5.7. 10.5.8 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 10.5.9 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment. 10.6 Illegality and Increased Costs 10.6.1 If it is or becomes unlawful for the Lender to make available the Loan Facility or to maintain its obligations to do so or fund the Loan, the Lender shall promptly notify the Borrower whereupon: (i) the Lender’s obligations to make the Loan Facility available shall be terminated; and (ii) the Borrower shall be obliged to prepay the Loan either: (a) forthwith; or (b) on a future specified date on or before the latest date permitted by the relevant law or regulation. 10.6.2 If the result of any change in (or in the interpretation, administration or application of), or to the generally accepted interpretation or application of, or the introduction of, any law or regulation is to subject the Lender to any Increased Cost, then: (i) the Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and (ii) the Borrower shall on demand, made at any time whether or not the Loan has been repaid, pay to the Lender the amount of the Increased Costs which the Lender has suffered as a result. 10.7 Lender establishments For the purposes of Clauses 10.5.1 and 10.5.2, the Lender confirms to the best of its knowledge on the date of this Loan Agreement that it does not have and does not expect to have a permanent establishment or carry out business in Finland. In case the Lender will have a permanent establishment in Finland in the future, the Lender undertakes to carry out commercially reasonable measures to ensure that this Loan Agreement or any Loan Documents will not relate or be connected to the activities carried out in the permanent establishment, and the Lender undertakes to make all the necessary tax registrations with the Finnish Tax Administration, including but not limited with the Prepayment register (in Finnish: ennakkoperintarekisteri). 11. INDEMNITIES 11.1 Indemnity for Non-Scheduled Payments Without derogating from, and without prejudice to the Lender’s right under, Clause 10 above, the Borrower shall indemnify the Lender fully within three (3) Business Days of demand in respect of all expenses, liabilities and losses which are suffered or incurred by the Lender, as a result of or in connection with: 11.1.1 any Tranche not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender; 11.1.2 any failure (for whatever reason) by the Borrower to make payment of any amount due under the Loan Documents on the due date or, if so payable, on demand; or

11.1.3 the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 9.4, and in respect of any Taxes for which the Lender is liable or held liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under the Loan Documents. 11.2 Third Party Claims Indemnity The Borrower shall indemnify the Lender fully on its demand in respect of claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation legal fees and expenses which may be made or brought against, or incurred by, the Lender, in any country, in relation to: 11.2.1 any action lawfully taken, or omitted or neglected to be taken, under or in connection with the Loan Documents by the Lender or by any receiver appointed under the Security and Guarantee Documents after the occurrence of any Event of Default; and 11.2.2 any breach or inaccuracy of any of the representations and warranties contained in Clause 7 of this Loan Agreement or in the Security and Guarantee Documents or any breach of any undertaking contained in Clause 8 hereof or elsewhere in the Loan Documents. 11.3 Mitigation The Lender shall, in consultation with the Borrower, take reasonable steps to mitigate any circumstances which arise and which would result in the Loan Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to any of Clause 10.4 (Certain taxes and duties), Clause 10.5 (Liability for Taxes), Clause 10.6 (Illegality and Increased costs) or Clause 11 (Indemnities). 12. RISK AND INSURANCE 12.1 All risk of loss, theft and damage of and to the Charged Assets from any cause whatsoever shall be the risk of the Borrower, and no such event shall relieve the Borrower of any obligation under a Drawdown Notice. 12.2 The Borrower shall: 12.2.1 bear all risk of loss of or damage to the Charged Assets whether insured against or not; 12.2.2 maintain with an insurance company approved by the Lender, in accordance with good and prudent practices of owners of such Charged Assets, fully comprehensive insurance under a standard form of “new for old” all risks policy including, third party, and business interruption for a six (6) month period covering: (i) loss of or damage to, the Charged Assets and against such other risks as assets of the same type as the Charged Assets are normally (or when used in the manner or for the purposes for which the Charged Assets are to be used) insured, and the new replacement value of the Charged Assets; and (ii) all liability whatsoever (including liability of the Lender) to any third party whomsoever, including any employee, agent or subcontractor of the Lender or of the Borrower who may suffer damage to or loss of property or death or personal injury, whether arising directly or indirectly from the Charged Assets or their use; 12.2.3 procure that the Lender and, if the Lender so requests, any Affiliates of the Lender are additionally insured and that the interest of the Lender is noted under the policy and that the Lender is loss payee; 12.2.4 upon request produce to the Lender the policy and all premium receipts; 12.2.5 promptly notify the Lender of any event which may give rise to a claim under the policy and upon request irrevocably appoint the Lender to be its sole agent to negotiate agree or compromise such claim; and 12.2.6 upon request assign by way of security, or following the occurrence of an Event of Default, a complete assignment to the Lender the Borrower’s rights under such policy and irrevocably appoint the Lender to institute any necessary proceedings. 13. RELEASE OF SECURITY Subject to the terms of this Loan Agreement and the Security and Guarantee Documents including the making of all payments hereunder and thereunder, including the final End of Loan Payment and expiry of the Security Period), the Lender shall promptly take appropriate action, at the cost of the Borrower, to release the Security Interests over the Charged Assets. 14. NOTICES 14.1 Any notice, demand or other communication (“Notice”) to be given by any Party under, or in connection with, this Loan Agreement shall be in writing and signed by or on behalf of the Party giving it. Any Notice shall be served by sending it by email to the address set out in Clause 14.2, or delivering it by hand or by pre-paid first class post to the address set out in Clause 14.2 and in each case marked for the attention of the relevant Party set out in Clause 14.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 14). Any Notice so served by email, post or hand shall be deemed to have been duly given or made as follows: 14.1.1 if sent by email, at the time of transmission; Or

14.1.2 in the case of delivery by hand, when delivered, or 14.1.3 in the case of delivery by first class post, on the second Business Day after posting, provided that in each case where delivery by hand occurs after 5pm on a Business Day (local time in the place of receipt) or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day (local time in the place of receipt). References to time in this Clause are to local time in the country of the addressee. 14.2 The addresses and email addresses of the Parties for the purpose of Clause 14 are as follows: 14.2.1 Lender: Address: c/o BlackRock Investment Management (UK) Limited Kreos—Private Debt-EMEA Venture & Growth Lending Group 12 Throgmorton Avenue London EC2N 2DL With copy to: The Office of the General Counsel (EMEA) (Legal Transactions Group) and: Lender’s law firm: Bird & Bird LLP Address: 12 New Fetter Lane, London EC4A1JP 14.2.2 Borrower: Address Keilaranta 19, 02150 Espoo, Finland For the attention of: Mark Falcon Email: mark.falcon@meetiqm.com 14.3 A Party may notify the other Party to this Loan Agreement of a change to its name, relevant addressee, address or email address for the purposes of this Clause 14, provided that such notice shall only be effective on: 14.3.1 the date specified in the notification as the date on which the change is to take place; or 14.3.2 if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given. 14.4 In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and sent or delivered to the address shown thereon or that the email was sent. 15. GENERAL 15.1 The Borrower’s obligations under Clause 10.5 , 15.5 and Clause 15.13, shall survive and remain binding following the execution and delivery, and the expiration, cancellation or other termination of this Loan Agreement and/or the Drawdown Notice. 15.2 If the Borrower shall fail to perform any of its obligations under any Drawdown Notice duly and promptly, the Lender may, at its option and at any time, perform the same without waiving any default on the part of the Borrower, or any of the Lender’s rights. The Borrower shall reimburse the Lender, within five (5) Business Days after notice thereof is given to the Borrower, for all expenses and liabilities incurred by the Lender in the performance of the Borrower’s obligations. 15.3 No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Loan Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity. Waiver by the Lender of any default shall not constitute waiver of any other default. 15.4 The Lender may set off any matured obligation due from the Borrower or any other Group Company under the Loan Documents (other than the Warrant Agreement) against any matured obligation owed by the Lender to that party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 15.5 The Borrower may not assign or transfer its rights, benefits or obligations under this Loan Agreement. The Lender shall have the right, in its sole discretion, to assign, sell, pledge, grant a Security Interest in or otherwise encumber its rights under the Loan Documents and/or one or more Drawdown Notices to any third party (an “Assignee”), and/or may act as an agent for any Assignee in accepting any Drawdown Notice provided that the Lender may not at any time make any assignment or transfer to (i) any Sanctioned Person, (ii) any entity incorporated in a Designated Jurisdiction, or (iii) any Competitor and, and the Lender may only make an assignment or transfer to any Distressed Debt Investor when an Event of Default has occurred and is continuing. The Borrower hereby irrevocably consents to any assignment, sale, pledge, grant of a security interest or any other disposal to an Assignee. The Borrower agrees that if it receives notice from the Lender that it is to make payments under this Loan Agreement and/or any Drawdown Notice to such Assignee rather than to the Lender, or that any of its other obligations under the relevant Drawdown Notice are to be owed to the named Assignee, the Borrower shall comply with any such notice. Subject to the foregoing, this Loan Agreement and each Drawdown Notice inures to the benefit of, and is binding upon, the successors and assigns of the Lender. 15.6 If, other than after the occurrence of any Event of Default: (i) the Lender transfers any of its rights or obligations under the Loan Documents in accordance with the terms of this Loan Agreement or changes its Facility Office; and (ii) as a result of circumstances existing at the date the transfer or change occurs, the Borrower would be obliged to make a payment to the new Lender or Lender acting through its new Facility Office under Clause 10.5 (Liability for Taxes), then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the existing Lender or Lender acting through its new Facility Office would have been if the transfer or change had not occurred. 15.7 The Borrower, or an agent appointed by it, shall maintain a register (the “Register”) for the recordation of (i) the name and address of the Lender, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, the Lender pursuant to the terms thereof from time to time and (ii) any transfers. The entries in the Register shall be conclusive absent manifest error. The Register shall be available for inspection by the Borrower and the Lender at any reasonable time and from time to time upon reasonable prior notice. The obligations of the Borrower under this Loan Agreement are registered obligations and the right, title and interest of the Lender and its Assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Clause 15.8 shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations (and any other relevant or successor provisions of the Code or such regulations). 15.8 The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clauses 15.9 to 15.11, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 15.9 The Lender may disclose: 15.9.1 to any of its Affiliates and Related Funds, limited partners, investors and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 15.9.2 to any person appointed by the Lender or by a person to whom Clause 15.10.1 or 15.10.2 applies to provide administration or settlement services (including sustainability service providers, valuation advisors, custodians and depositaries) in respect of one or more of the Loan Documents such Confidential Information as may be required to be disclosed to enable such service provider to provide services if the service provider to whom the Confidential Information is to be given has entered into a Loan Market Association form of confidentiality agreement or other form of confidentiality undertaking agreed between the Borrower and Lender; and 15.9-3 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Loan Documents and/or the Group Companies. 15.10 The Lender may additionally disclose to any person: 15.10.1 to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under the Loan Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; 15.10.2 with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Loan Document and/or one or more Group Company and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; 15.10.3 appointed by the Lender or by a person to whom Clause 15.10.1 or 15.10.2 applies to receive communications, notices, information or documents delivered pursuant to the Loan Documents on its behalf; 15.10.4 who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 15.10.1 or 15.10.2 or leverage providers; 15.10.5 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; 15.10.6 to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; 15.10.7 party to the Loan Documents; or 15.10.8 with the consent of the Borrower, in each case, such Confidential Information as the Lender shall consider appropriate if: (i) in relation to Clauses 15.10.1 to 15.10.3, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (ii) in relation to Clause 15.11.4, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be pricesensitive information; and (iii) in relation to Clauses 15.11.5 and 15.11.6, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances. 15.11 The Lender may disclose to any national or international numbering service provider appointed by it to provide identification numbering services in respect of this Loan Agreement, the Loans and/or one or more Group Company the following information: 15.11.1 the names, country of domicile and place of incorporation of the Group Companies; 15.11.2 the date of this Loan Agreement (and any amendment and restatement agreement); 15.11.3 the governing law and jurisdiction of this Loan Agreement; 15.11.4 the amount, currencies, types, ranking and term of the Loans; 15.11.5 changes to any of the information previously supplied pursuant to the above; and 15.11.6 such other information agreed between the Lender and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 15.12 The Parties acknowledge and agree that each identification number assigned to this Loan Agreement, the Loans and/or one or more Group Companies by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 15.13 The Borrower shall keep confidential the terms of this Loan Agreement except: 15.13.1 to its professional advisors, auditors, shareholders, Group Companies, employees and investors; 15.13.2 in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; 15-13-3 as may be required by law, stock exchange rules, a court of competent jurisdiction or any governmental or regulatory authority or similar body; or 15.13.4 to the extent the relevant information is already in the public domain through no fault of the Borrower. 15.14 If, at any time, any provision herein is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 15.15 This Loan Agreement may not be modified except in writing executed by the Lender and the Borrower. No supplier or agent of the Lender is authorised to bind the Lender or to waive or modify any term of this Loan Agreement. 15.16 In any litigation or arbitration proceedings arising out of or in connection with a Loan Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate. 15.17 Any certification or determination by the Lender of a rate or amount under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 15.18 This Loan Agreement may be executed in counterparts (including .pdf copies), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument. 15.19 The words “execution”, “signed”, “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law. 15.20 This Loan Agreement and any noncontractual obligations arising out of or in connection with it are governed by Finnish law. The courts of Finland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Loan Agreement (including a dispute relating to the existence, validity or termination of this Loan Agreement or any non-contractual obligation arising out of or in connection with this Loan Agreement (a “Dispute”). The Parties to this Loan Agreement agree that the courts of Finland are the most appropriate and convenient courts to settle Disputes and accordingly no Party to this Loan Agreement will argue to the contrary.

SCHEDULE A FORM OF DRAWDOWN NOTICE DRAWDOWN NOTICE Drawdown No. [.] dated between 2O2[.] KREOS CAPITAL VII (UK) LIMITED IQM FINLAND OY the (“Lender”) the (“Borrower”) This Drawdown Notice forms a Schedule to a Loan Agreement between the Lender and the Borrower dated 23 December 2025 (the “Loan Agreement”) The Lender has granted the Borrower a loan facility pursuant to the terms and conditions set out in the Loan Agreement and attached Schedules. Words and expressions in this Drawdown Notice shall have the same meanings as in the Loan Agreement.

PART1 Loan Details Total Loan Facility [•] Amount of Loan Facility to be drawn down pursuant to this Drawdown Notice [•] Loan Term The Interest Only Period followed by thirty (30) Monthly payments of principal and interest Bank Account Details for remittance of funds The bank account held in the name of the Borrower at Danske Bank with IBAN number: FI 80 8146 9710 2151 94 and BIC/SWIFT: DABAFIHH Drawdown Date (which shall be a date no later than the Expiry Date) [•] 202[.] Repayment Schedule—Please see Part 2 We confirm that: (a) the Repeating Representations are true and accurate on the date of this Drawdown Notice as if made on such date; and (b) no Event of Default has occurred and is continuing or would result from the delivery of this Drawdown Notice. This Drawdown Notice is irrevocable. for and on behalf of IQM FINLAND OY Authorised Signatory Name Dated [•] 202[.]

PART2 Repayment Schedule [To be provided by Lender prior to submission of relevant DrawdownNotice]

SCHEDULED INITIAL SECURITY AND GUARANTEE DOCUMENTS Group Company Description of Security and Guarantee Document Borrower Finnish Security Agreement German Subsidiary German Security and Guarantee Documents

Duly executed by the Parties on the date first set out on the first page of this Loan Agreement. BORROWER Signed For and on behalf of IQM FINLAND OY Authorised signatory /s/ Jan Goetz Name: Jan Goetz Title: Authorised Signatory LENDER Signed For and on behalf of KREOS CAPITAL VII (UK) LIMITED Authorised signatory /s/ Sean Dunne Name: Sean Dunne Title: Director